UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 2)

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Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
FEDERAL SIGNAL CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1415 West 22nd Street
Oak Brook, Illinois 60523

Notice of Annual Meeting of Stockholders
To Be Held on April 27, 2010

To the Stockholders of
Federal Signal Corporation:

The Annual Meeting of Stockholders of Federal Signal Corporation will be held at the Regency Towers Conference Center, 1515 West 22nd Street, Oak Brook, Illinois 60523 on Tuesday, April 27th, 2010 at 2:30 p.m. local time, for the following purposes:

• To elect two (2) Class II directors;

• To consider and vote on a proposal to amend our Restated Certificate of Incorporation to (i) declassify our Board of Directors and (ii) fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time;

• To approve the 2005 Executive Incentive Compensation Plan (2010 Restatement);

• To re-approve performance goals under the Executive Incentive Performance Plan, as amended and restated;

• To ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm for 2010; and

• To transact such other business that may properly come before the meeting or any adjournment(s) or postponement(s) of such meeting.

The Board of Directors has fixed the close of business on March 8, 2010 as the record date for the meeting. This means that if you owned shares of our common stock on that date, you are entitled to receive this notice, and to vote at the meeting or any adjournment(s) or postponement(s) of the meeting.

The Board of Directors recommends that you vote “FOR” the nominees for director proposed by the Board; “FOR” the proposal to amend our Restated Certificate of Incorporation to declassify our Board of Directors and to fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time; “FOR” the proposal to approve the 2005 Equity Incentive Compensation Plan (2010 Restatement); “FOR” the proposal to re-approve the performance goals under the Equity Incentive Compensation Plan, as amended and restated; and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2010.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on April 27, 2010

The following materials, also included with this Notice, are available to be viewed, downloaded, and printed, at no charge, by accessing the following Internet address: http://www.federalsignal.com
1. Proxy Statement for the Annual Meeting of Stockholders, and
2. 2009 Annual Report to Stockholders

YOUR VOTE IS IMPORTANT! Whether or not you expect to attend the meeting, you are urged to vote as promptly as possible in one of the following ways:

•	Use the toll-free telephone number shown on the enclosed proxy card;

•	Go to the website address shown on the enclosed proxy card and vote via the Internet; or

•	Sign, date and promptly return the enclosed proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

Instructions for voting are contained on the enclosed proxy card. If you have any questions or need assistance in voting your shares of our common stock, please call the Corporate Secretary at (630) 954-2008 or email us at info@federalsignal.com.

By order of the Board of Directors,

Jennifer L. Sherman
Corporate Secretary

          , 2010

GENERAL INFORMATION	1
VOTING YOUR SHARES	1
BROKER NON-VOTES	2
VOTES REQUIRED	2
SHARES HELD IN 401(K) PLAN	2
REVOCABILITY OF PROXY	3
HOUSEHOLDING OF PROXIES	3
MANNER OF SOLICITATION AND SOLICITATION COSTS	3
STOCKHOLDER QUESTIONS	3
OWNERSHIP OF OUR COMMON STOCK	4
PROPOSAL 1 — ELECTION OF DIRECTORS	5
INFORMATION REGARDING DIRECTORS AND NOMINEES	6
INFORMATION CONCERNING THE BOARD OF DIRECTORS	10
INDEPENDENCE OF MEMBERS OF THE BOARD OF DIRECTORS	10
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT	10
MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES	11
COMMITTEES OF THE BOARD OF DIRECTORS	11
DIRECTOR COMPENSATION IN THE LAST FISCAL YEAR	13
ADDITIONAL INFORMATION ABOUT DIRECTOR COMPENSATION	14
CASH COMPENSATION	15
EQUITY COMPENSATION	15
CORPORATE GOVERNANCE, BUSINESS CONDUCT, AND CODE OF ETHICS; STOCKHOLDER COMMUNICATIONS WITH DIRECTORS	16
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	16
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	16
COMPENSATION DISCUSSION AND ANALYSIS	17
EXECUTIVE SUMMARY	17
COMPENSATION PHILOSOPHY AND OBJECTIVES	19
ROLE OF OUR COMPENSATION AND BENEFITS COMMITTEE	19
RISK OVERSIGHT OF THE COMPANY COMPENSATION PROGRAM	20
COMPENSATION CONSULTANT	20
BENCHMARKS FOR EXECUTIVE COMPENSATION	20
ELEMENTS OF EXECUTIVE COMPENSATION	21
SETTING ACTUAL COMPENSATION FOR THE NAMED EXECUTIVE OFFICERS	25
STOCK OWNERSHIP GUIDELINES FOR EXECUTIVE OFFICERS	28
COMPENSATION POLICY REGARDING TAX GROSS-UP PAYMENTS AND LIMITATION OF SEVERANCE BENEFITS	28
IMPACT OF ACCOUNTING AND TAX TREATMENT ON FORMS OF COMPENSATION PAID	29
COMPENSATION AND BENEFITS COMMITTEE REPORT	29
EXECUTIVE COMPENSATION IN THE LAST FISCAL YEAR	30
SUMMARY COMPENSATION TABLE	30
GRANTS OF PLAN-BASED AWARDS	32
ADDITIONAL INFORMATION ABOUT THE COMPENSATION PAID TO THE NAMED EXECUTIVE OFFICERS	32
INFORMATION AS TO STOCK OPTIONS	33
POST RETIREMENT BENEFITS	34
OTHER POTENTIAL POST-EMPLOYMENT PAYMENTS	36
AUDIT COMMITTEE REPORT	43
ACCOUNTING FEES	44
PROPOSAL 2 — APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO FIX THE NUMBER OF DIRECTORS AT NO LESS THAN SIX NOR MORE THAN TWELVE	44
PROPOSAL 3 — APPROVAL OF 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN (2010 RESTATEMENT)	45
SUMMARY DESCRIPTION OF THE 2010 RESTATEMENT	46
FEDERAL TAX CONSEQUENCES	47
NEW PLAN BENEFITS	48

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VOTE REQUIRED TO APPROVE THE 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN (2010 RESTATEMENT)	48
PROPOSAL 4 — RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER THE FEDERAL SIGNAL CORPORATION EXECUTIVE INCENTIVE PERFORMANCE PLAN, AS AMENDED AND RESTATED	49
SUMMARY DESCRIPTION OF THE PERFORMANCE PLAN	49
ADMINISTRATION OF THE PERFORMANCE PLAN	49
EFFECTIVE DATE	49
ELIGIBLE PLAN PARTICIPANTS	49
PERFORMANCE CRITERIA	49
MAXIMUM AWARD	50
PLAN BENEFITS	50
VOTE REQUIRED TO RE-APPROVE THE PERFORMANCE CRITERIA UNDER THE EXECUTIVE INCENTIVE PERFORMANCE PLAN, AS AMENDED AND RESTATED	50
PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010	51
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	51
EQUITY COMPENSATION PLAN INFORMATION	51
FUTURE STOCKHOLDER PROPOSALS	51
OTHER BUSINESS	52
APPENDIX A AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD	A-1
APPENDIX B 2005 EXECUTIVE INCENTIVE COMPENSATION PLAN (2010 RESTATEMENT)	B-1
APPENDIX C EXECUTIVE INCENTIVE PERFORMANCE PLAN, AS AMENDED AND RESTATED	C-1

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1415 West 22nd Street
Oak Brook, Illinois 60523

Proxy Statement for Annual Meeting of Stockholders
To Be Held on April 27, 2010

GENERAL INFORMATION

The Board of Directors of Federal Signal Corporation is furnishing this proxy statement to you in order to solicit your proxy for use at the Annual Meeting of Stockholders to be held at the Regency Towers Conference Center, 1515 West 22nd Street, Oak Brook, Illinois 60523 on Tuesday, April 27, 2010 at 2:30 p.m. local time, and any adjournment(s) or postponement(s) of such meeting. The purpose of the Annual Meeting of Stockholders is:

1.	To elect two (2) Class II directors;

2.	To consider and vote on a proposal to amend our Restated Certificate of Incorporation to (i) declassify our Board of Directors and (ii) fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time;

3.	To approve the 2005 Executive Incentive Compensation Plan (2010 Restatement);

4.	To re-approve performance goals under the Executive Incentive Performance Plan, as amended and restated;

5.	To ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm for 2010; and

6.	To transact such other business that may properly come before the meeting or any adjournment(s) or postponement(s) of such meeting.

The Board of Directors recommends that you vote “FOR” the nominees for director proposed by the Board; “FOR” the proposal to amend our Restated Certificate of Incorporation to declassify our Board of Directors and to fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time; “FOR” the proposal to approve the 2005 Equity Incentive Compensation Plan (2010 Restatement); “FOR” the proposal to re-approve the performance goals under the Equity Incentive Compensation Plan, as amended and restated; and “FOR” the ratification of Ernst & Young LLP as our independent registered public accounting firm for 2010.

This proxy statement and the accompanying proxy card were first mailed to stockholders on or about          , 2010.

Voting Your Shares

You may vote on the above matters in the following ways:

•	By Telephone or Internet: You may vote by telephone or Internet by following the instructions included on the enclosed proxy card.

•	By Written Proxy: You may vote by written proxy by signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

•	In Person: If you are a record stockholder, you may vote in person at the Annual Meeting. You are a record stockholder if your shares are registered in your name. If your shares are in the name of your broker or bank, your shares are held in “street name” and you are not a record stockholder. If your shares are held in street name and you wish to vote in person at the Annual Meeting, you will need to contact your broker or bank to obtain a legal proxy allowing attendance at the Annual Meeting. If you plan to attend the Annual Meeting in person, please bring proper identification and proof of ownership of your shares.

You will be entitled to vote at the Annual Meeting only if you held shares of our common stock of record at the close of business on March 8, 2010, the “record date.” You will be entitled to one vote for each share you owned on the record date for each of the two directorships to be elected and on each other matter presented at the meeting. On the record date, there were 49,900,103 shares of our common stock issued and outstanding.

Our By-Laws provide that a majority of the outstanding shares, present in person or by proxy, will constitute a quorum at the Annual Meeting. For purposes of determining if a quorum is present, we will count all proxies designated as “withholding authority” to vote for a nominee or nominees or “abstaining” from any proposal, as well as “broker non-votes,” as shares represented at the Annual Meeting and counted toward establishing the presence of a quorum.

You can direct how your shares will be voted at the Annual Meeting by signing, dating and returning the enclosed proxy card. If you return a proxy card, but no specific voting instructions are given with respect to a proposal, your shares will be voted “for” each of the two Class II nominees named on the proxy card; “for” the proposal to amend our Restated Certificate of Incorporation to (i) declassify our Board of Directors and (ii) fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time; “for” the approval of the 2005 Executive Incentive Compensation Plan (2010 Restatement); “for” the re-approval of the performance goals under the Executive Incentive Performance Plan, as amended and restated; and “for” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please vote by telephone or Internet for each account, or sign, date and return a proxy card for each account in the postage-paid envelope provided.

Broker Non-Votes

Under the rules that govern brokers who have record ownership of shares that they hold in street name for clients who beneficially own such shares, a broker may vote such shares in its discretion on “routine” matters if the broker has not received voting instructions from its client, but a broker cannot exercise its own discretion to vote such shares on “non-routine” matters absent voting instructions from its client. When a broker votes a client’s shares on some but not all of the proposals presented at the meeting, each non-routine proposal for which the broker cannot vote because it has not received a voting instruction from the client is referred to as a “broker non-vote.” Proposals 1, 2, 3 and 4 are non-routine matters. Therefore, if your shares are held in street name and you do not provide instructions as to how your shares are to be voted on Proposals 1, 2, 3 and 4, your broker will not be able to vote your shares on these proposals. Please note in particular that this is the first year broker non-votes will not be counted with regard to the election of directors, so your vote is important. We urge you to provide instructions to your broker so that your votes may be counted.

Votes Required

Our By-Laws provide that, in an uncontested election, a nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the “withhold authority” votes cast with respect to such nominee’s election (Proposal 1).

The affirmative vote of a majority of the outstanding shares of our common stock is required to amend our Restated Certificate of Incorporation to declassify our Board of Directors and to fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time (Proposal 2).

The affirmative vote of a majority of the shares of our common stock cast at the meeting in person or by proxy is required to approve the 2005 Executive Incentive Compensation Plan (2010 Restatement) (Proposal 3); provided that the number of votes cast represents over 50% of the outstanding shares of our common stock.

The affirmative vote of a majority of the shares of our common stock cast at the meeting in person or by proxy is required to (i) re-approve the performance goals under the Executive Incentive Performance Plan, as amended and restated (Proposal 4); and (ii) ratify the appointment of the auditors (Proposal 5).

In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote or votes cast on that proposal. Accordingly, broker non-votes and abstentions will not affect the outcome of any matter being voted on at the Annual Meeting.

Shares Held in 401(k) Plan

On March 8, 2010, our 401(k) Plan, which is called the Federal Signal Corporation Retirement Savings Plan, held 1,284,658 shares of our common stock in the name of Vanguard Fiduciary Trust Company, as trustee of the

401(k) Plan. If you are a participant in the 401(k) Plan, you may instruct Vanguard how to vote shares of common stock credited to your 401(k) Plan account by indicating your instructions on your proxy card and returning it by April 22, 2010. A properly executed proxy card will be voted by Vanguard as directed. If no proper voting direction is received, Vanguard, in its capacity as the 401(k) Plan Trustee, will vote your shares held in the 401(k) Plan in the same proportion as votes received from other participants in the 401(k) Plan.

Revocability of Proxy

You may revoke your proxy at any time before it is voted by:

•	voting by telephone or Internet on a later date, or delivering a later-dated proxy card prior to or at the Annual Meeting,

•	filing a written notice of revocation with our Corporate Secretary, or

•	attending the Annual Meeting and voting your shares in person. Attendance alone at the Annual Meeting will not revoke a proxy.

Householding of Proxies

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers may household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding may continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary, or call 630-954-2008.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary, or call the number above. If, at any time, you and another stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our Annual Report and/or proxy statement please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary, or call the number above.

Manner of Solicitation and Solicitation Costs

We will bear the costs of solicitation of proxies for the Annual Meeting. Following the original solicitation of proxies by mail, certain of our directors, officers and employees may solicit proxies by correspondence, telephone, e-mail, or in person, but will not receive any extra compensation for such solicitation work. We will reimburse brokers and other nominee holders for their reasonable expenses incurred in forwarding the proxy materials to the beneficial owners. The Company does not presently intend to retain professional proxy solicitation assistance.

Stockholder Questions

If you have any questions about the Annual Meeting or if you need additional copies of this proxy statement or the enclosed proxy card, please contact us by sending a written request to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary or call 630-954-2008.

OWNERSHIP OF OUR COMMON STOCK

The following table sets forth information as of March 8, 2010 with respect to beneficial ownership of our common stock by:

•	each person we know to beneficially own more than five percent of our common stock, which is our only class of outstanding voting securities;

•	each of our directors and Board-proposed director nominees;

•	each of our executive officers named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

	Amount and		Percent of
	Nature of		Outstanding
	Beneficial		Common
Name	Ownership(1)		Stock(2)

Beneficial Owners of More than Five Percent of our Common Stock:
Heartland Advisors, Inc.	5,746,402	(3)	11.5%
789 North Water Street
Milwaukee, WI 53202
BlackRock, Inc.	5,048,963	(4)	10.1%
40 East 52nd Street
New York, NY 10022
Franklin Mutual Advisers, LLC	4,742,243	(5)	9.5%
101 John F. Kennedy Parkway
Short Hills, NJ 07078
Keeley Asset Management Corp.	2,870,000	(6)	5.8%
401 South LaSalle Street
Chicago, IL 60605
Each Director, Director Nominee and Named Executive Officer, and all Directors and Executive Officers as a Group: (7, 8)
James E. Goodwin	111,228		*
Charles R. Campbell	78,100		*
Robert M. Gerrity	46,585		*
Robert S. Hamada	53,761		*
Paul W. Jones	62,315		*
Dennis J. Martin	20,903		*
John McCartney	45,965		*
Brenda L. Reichelderfer	44,026		*
Joseph R. Wright	21,266		*
Richard R. Mudge	1,000		*
Dominic A. Romeo	0		*
William H. Osborne	129,005		*
William G. Barker, III	28,753		*
Jennifer L. Sherman	124,912		*
Mark D. Weber	164,291		*
All Directors and Executive Officers as a Group (16 persons)(9)	1,075,461		2.2%

(1)	Totals include shares subject to stock options exercisable within 60 days of March 8, 2010, as follows: Mr. Goodwin, 62,210; Mr. Campbell, 28,659; Mr. Gerrity, 20,659; Mr. Hamada, 20,659; Mr. Jones, 28,659; Ms. Reichelderfer, 9,226; Mr. McCartney, 13,102; Mr. Osborne, 60,846; Mr. Barker, 11,163; Ms. Sherman, 74,026; and Mr. Weber, 110,351; and all directors and executive officers as a group, 521,011. Totals also include shares of restricted stock awarded pursuant to our benefit plans which are subject to certain restrictions under the plans, as follows: Mr. Goodwin, 25,161. Totals also include shares held in our 401(k) Plan as follows: Ms. Sherman, 14,728; Mr. Weber, 6,843. Totals do not include notional shares held in our Savings Restoration Plan (formerly Rabbi Trust), as follows: Mr. Osborne, 15,069; Ms. Sherman, 2,500; Mr. Weber, 270. Excludes

29,000 restricted stock units granted to an executive officer which vest in full on the third anniversary of the date of grant.

(2)	Based upon 49,900,103 shares of common stock issued and outstanding as of March 8, 2010 and, for each director or executive officer or the group, the number of shares subject to stock options exercisable by such director or executive officer or the group within 60 days of March 8, 2010. The use of “*” denotes percentages of less than 1%.

(3)	Based solely on a Schedule 13G, Amendment No. 3, filed on February 10, 2010 with the Securities and Exchange Commission in which the stockholder reported that as of January 31, 2010, Heartland Advisors, Inc. had shared voting power with respect to 5,451,802 shares and shared dispositive power with respect to 5,746,402 shares as a registered investment advisor. These shares may be deemed beneficially owned by both Heartland Advisors, Inc., by virtue of its investment discretion and voting authority granted by certain clients, which may be revoked at any time and William J. Nasgovitz, as result of his ownership interest in Heartland Advisors, Inc. Mr. Nasgovitz disclaims beneficial ownership of any of these shares. The Heartland Value Fund, a series of the Heartland Group, Inc., a registered investment company, is reported to own 3,189,902 shares in the February 10, 2010 filing.

(4)	Based solely upon a Schedule 13G, Amendment No. 1, filed on March 9, 2010 with the Securities and Exchange Commission in which BlackRock, Inc. reported that as of February 26, 2010, it had sole and dispositive voting power over all of these shares. This Amendment to Schedule 13G filing by Blackrock was made to amend the most recent Schedule 13G filing made by BlackRock and the most recent Schedule 13G filing made by Barclays Global Investors, NA and certain of its affiliates (Barclays Global Investors, NA and such affiliates are collectively referred to as the “BGI Entities”). On December 1, 2009, BlackRock, Inc. completed its acquisition of Barclays Global Investors from Barclays Bank PLC. As a result, BGI Entities are now included as subsidiaries of BlackRock, Inc. for purposes of Schedule 13G filings.

(5)	Based solely upon a Schedule 13G, Amendment No. 5, filed on January 22, 2010 with the Securities and Exchange Commission in which Franklin Mutual Advisers, LLC reported that as of December 31, 2009, it had sole voting and dispositive power over all these shares in its capacity as an investment adviser to investment companies registered under the Investment Company Act of 1940 and other managed accounts. Franklin Mutual Advisers, LLC disclaims beneficial ownership of these shares.

(6)	Based solely on a Schedule 13G, Amendment No. 2, filed on February 12, 2010 with the Securities and Exchange Commission in which Keeley Asset Management Corp. reported that as of December 31, 2009, it had sole voting and dispositive power over these shares as an investment company registered under the Investment Company Act of 1940 and as an institutional investment manager. The filing was made on behalf of the stockholder and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc.

(7)	The information contained in this portion of the table is based upon information furnished to us by the named individuals above and from our records. Except with respect to the 1,000 shares beneficially owned by Richard Mudge, which he jointly owns with his spouse, each director and officer claims sole voting and investment power with respect to the shares listed beside his or her name.

(8)	All of our directors and officers use our Company address which is 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523.

(9)	Excludes Mr. McConnaughey, who left our Company on December 31, 2009.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Company’s Board of Directors currently consists of ten directors divided into three classes. Classes I and II each consist of three members and Class III consists of four members. Each class is elected for a term of three years and the classes together are staggered so that one class term expires each year.

Richard R. Mudge and Dominic A. Romeo have been nominated by our Board of Directors as Class II directors for election at the Annual Meeting for a term of three years to expire at the 2013 Annual Meeting or until his or her successor is elected and qualified. All of the nominees have been recommended for nomination by the Board of Directors acting on the recommendation of the Nominating and Governance Committee of the Board of Directors, which consists solely of independent members of the Board of Directors. Current Class II directors Robert M. Gerrity, Robert S. Hamada and John McCartney are not standing for reelection at the Annual Meeting.

Our Nominating and Governance Committee recommended, and our Board of Directors subsequently determined, that it is in the best interests of our Company to reconstitute the Board of Directors in connection with the Annual Meeting to reduce the number of directors of the Board from ten (10) to nine (9) persons pursuant to Section 3.2 of our Company’s By-Laws. In addition, Section 3.2 of our Company’s By-Laws requires that the number of directors in each class be nearly as equal as possible. Immediately following the Annual Meeting, the

Board will reassign a director from Class III to Class II so that each of the Board’s classes will consist of three directors. The new Class II director, or his or her successor, will stand for re-election at the 2011 Annual Meeting, in addition to the Class III director nominees.

Pursuant to our By-Laws, in an uncontested election, a nominee for director shall be elected to the Board if the votes cast “for” such nominee’s election exceed the “withhold authority” votes cast with respect to such nominee’s election. Each of the nominees has consented to being named in this proxy statement and to serve if elected. If any of the nominees should decline or be unable to serve as a director, the persons named as proxies in the accompanying proxy card will vote the proxy for such other person(s) as the Nominating and Governance Committee may nominate as director so as to provide for a full Board.

The Board of Directors recommends a vote “FOR” the election of Richard R. Mudge and Dominic A. Romeo as Class II directors.

Information Regarding Directors and Nominees

Qualifications of the Board of Directors  When identifying nominees to serve as director, our Nominating and Governance Committee considers candidates with diverse business and professional experience, skills, gender and ethnic background, as appropriate, in light of the current composition and needs of our Board. As part of its evaluation of a candidate’s business and professional experience, the Nominating and Governance Committee considers a variety of characteristics including, but not limited to, core competencies, experience, independence, level of commitment, Board and Company needs and considerations, and personal characteristics. The Nominating and Governance Committee may also engage a third party to assist it in identifying potential director nominees. In 2009, the Nominating and Governance Committee engaged JamesDruryPartners to assist it in selecting director nominees. The Company paid JamesDruryPartners approximately $150,000 plus expenses for these services. The Board also created a temporary Director Search Committee consisting of Mr. Goodwin (Chairman), Ms. Reichelderfer and Mr. Osborne to facilitate the director search process.

The composition of our current Board reflects diversity in business and professional experience, skills, gender and ethnic background. When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our Company’s business and structure, the Nominating and Governance Committee and the Board focused primarily on the information discussed in each of the individual biographies set forth below. In particular, the Nominating and Governance Committee and the Board considered the following individual attributes:

•	With regard to Mr. Goodwin, his extensive background in global operations as well as his broad management experience and leadership skills.

•	With regard to Mr. Campbell, his managerial, financial, and strategic planning expertise as well as his entrepreneurial know how and his deep knowledge and understanding of our Company and its operating companies and its lines of business.

•	With regard to Mr. Jones, his extensive management and manufacturing experience with multinational companies as well as his financial expertise.

•	With regard to Mr. Martin, his expertise in manufacturing and business process-engineering as well as his proven business acumen.

•	With regard to Dr. Mudge, his expertise across multiple facets of the transportation industry, and his leadership in transportation technology, transportation finance, business, government policy, research, and experience growing businesses.

•	With regard to Mr. Osborne, his expertise in building and leading complex global organizations as well as his strong background in product development, engineering and manufacturing operations.

•	With regard to Ms. Reichelderfer, her expertise in growing technological businesses and extensive experience in operations, innovation, and new product development as well as her significant international business experience.

•	With regard to Mr. Romeo, his expertise in financing acquisitions for several global industrial manufacturers, as well as his extensive experience in efficiently adapting company operations to changing market conditions and government regulations.

•	With regard to Mr. Wright, his extensive entrepreneurial, operational and financial experience, as well as his distinguished background in the public sector.

In addition, the Nominating and Governance Committee actively seeks directors who provide our Board with a diversity of perspectives and backgrounds.

		Year	Year
		First	Present
		Became	Term
Name	Age	Director	Expires	Principal Occupation or Employment for Last Five Years(1)

Class I Directors:
James E. Goodwin	65	2005	2012	Mr. Goodwin served as interim President and Chief Executive Officer of our Company from December 2007 through September 15, 2008. Prior to that, he was an independent business consultant from October 2001 to December 2007. From July 1999 to October 2001, Mr. Goodwin served as Chairman and Chief Executive Officer of United Airlines, a worldwide airline operator (NASDAQ: UAUA). Mr. Goodwin also serves as a member of the Board of Directors of AAR Corp., a manufacturer of products for the aviation/aerospace industry that is traded on the New York Stock Exchange (NYSE: AIR); John Bean Technologies Corporation (NYSE: JBT), a manufacturer of industrial equipment for the food processing and air transportation industries; and First Chicago Bank & Trust, serving in such positions since April 2002, September 2008, and May 2002, respectively.
William H. Osborne	49	2009	2012	Mr. Osborne serves as our Company’s President and Chief Executive Officer, and has served as such since September 15, 2008. Since August 2009, Mr. Osborne serves as a director of Navistar International Corporation, a truck, bus and diesel engine manufacturer that is traded on the New York Stock Exchange (NYSE: NAV). Prior to joining the Company, Mr. Osborne held a number of senior level positions with Ford Motor Company. Most recently, from February 2008 to September 2008, he served as President and Chief Executive Officer of Ford of Australia. From November 2005 to January 2008, he served as the President and Chief Executive Officer of Ford of Canada; and from December 2003 to November 2005, he served as the Executive Director, Pickup Truck and Commercial Vehicles, North American Truck Business of Ford Motor Company.

		Year	Year
		First	Present
		Became	Term
Name	Age	Director	Expires	Principal Occupation or Employment for Last Five Years(1)

Joseph R. Wright	71	2008	2012	Mr. Wright is a Senior Advisor at The Chart Group, a merchant banking firm. Mr. Wright served as Chief Executive Officer from January 1, 2009 to December 31, 2009 and serves as a director (since September 2004) of Scientific Games Corporation, a supplier of technology-based products, systems and services to the gaming industry that is traded on the NASDAQ (NASDAQ: SGMS). Since November 2009, he also serves on the Board of Directors of Cowen Group, Inc. (NASDAQ:COWN), a research, trading and investment banking company. He also serves as a Vice-Chairman of the Board of Directors (since April 2000) of Terremark Worldwide Inc., a global provider of utility-enabled managed IT infrastructure solutions that is traded on the NASDAQ (NASDAQ: TMRK). Mr. Wright previously served as Chairman of the Board of Intelsat Ltd., a leading global provider of fixed satellite services, from July 2006 to May 2008 and, prior to this position, he served as Chief Executive Officer from August 2001 to July 2006 and served as a director (from 1997 to 2006) of PanAmSat, a publicly-listed satellite-based services business which was acquired by Intelsat in 2006. Mr. Wright served in the U.S. Government under President Reagan as Deputy Director then Director of the Federal Office of Management and Budget in the Executive Office of the President and a member of the Cabinet, and earlier as Deputy Secretary of Commerce. He received the Distinguished Citizens Award from President Reagan.
Class II Director Nominees:
Richard R. Mudge	64	N/A	N/A	Dr. Mudge serves as the Vice President of the U.S. Infrastructure Division of Delcan Corporation, a privately-held engineering and consulting company (since 2002). Dr. Mudge has served on the Board of Directors of Delcan’s U.S. subsidiary since 2005. Dr. Mudge previously served as President of Compass Services, the transportation subsidiary of U.S. Wireless Corporation, from 2000 to 2002, and as Managing Director of Transportation for Hagler Bailly (NASDAQ: HBIX), a world-wide provider of management consulting services to the energy and network industries, from 1998 to 2000. In 1986, Dr. Mudge co-founded Apogee Research Inc., an infrastructure consulting firm, and served as its President until 1995 and then as its Chairman of the Board from 1995 until 1997, when Apogee merged with Hagler Bailly. Dr. Mudge also worked for the Congressional Budget Office from 1975 to 1986 where he became Chief of the Public Investment Unit, and for the Rand Corporation where he served as Director of Economic Development Studies from 1972 to 1975.

		Year	Year
		First	Present
		Became	Term
Name	Age	Director	Expires	Principal Occupation or Employment for Last Five Years(1)

Dominic A. Romeo	50	N/A	N/A	Mr. Romeo serves as Vice President and Chief Financial Officer of IDEX Corporation (NYSE: IEX), a leading global manufacturer of pump products, dispensing equipment, and other engineered products, a position he has held since 2004. Prior to joining IDEX, Mr. Romeo served in several financial leadership positions at Honeywell International, Inc. (NYSE: HON), a diversified technology and manufacturing company that services customers globally, including Vice President and Chief Financial Officer of Honeywell Aerospace from 2001 to 2004; Vice President and Chief Financial Officer of Honeywell International’s Engine Systems and Services divisions from 1999 to 2001; and various other senior finance positions from 1994 to 1999. Mr. Romeo also served as Vice President of Finance for AAR Trading, an aircraft products and services provider from 1992 to 1994, and performed multiple financial roles in audit and financial planning for GE Aircraft Engines, a subdivision of the General Electric Company (NYSE: GE), from 1987 to 1992.
Class III Directors:
Charles R. Campbell	70	1998	2011	Mr. Campbell is a retired consultant previously working for The Everest Group, a management consulting firm. He was a partner in The Everest Group from 1997 to 2004. Prior to joining The Everest Group, Mr. Campbell was Senior Vice President and Chief Financial and Administrative Officer of our Company from 1985 to 1995.
Paul W. Jones	61	1998	2011	Mr. Jones is Chairman and Chief Executive Officer of A.O. Smith Corporation, a manufacturer of water heating systems and electric motors that is traded on the New York Stock Exchange (NYSE: AOS), serving as such since January 2006. From January 2004 until December 2005, Mr. Jones was President and Chief Operating Officer of A.O. Smith Corporation. Mr. Jones has served on the Board of Directors of A.O. Smith Corporation since December 2004. Mr. Jones serves as a director of Bucyrus International, Inc., a manufacturer of mining and construction machinery that is traded on the NASDAQ (NASDAQ: BUCY), which directorship began in July 2006. Mr. Jones also serves as a member of the Board of Directors of the United States Chamber of Commerce (since March 2008) and the National Association of Manufacturers (since October 2007), and on the Board of Trustees of Manufacturers Alliance/MAPI (since March 2006), and as a member of the Business Roundtable (since January 2006).
Brenda L. Reichelderfer	51	2006	2011	Ms. Reichelderfer is Senior Vice President and Managing Director of TriVista Business Group, a boutique management consulting and advisory firm, a position she has held since June 2008. Ms. Reichelderfer also serves as a member of the Technology Transfer Advisory Board of The Missile Defense Agency, a division of the United States Department of Defense, and has served as such since November 2008. Until May 2008, Ms. Reichelderfer was Senior Vice President, Group President (from December 2002) and Corporate Director of Engineering and Chief Technology Officer (from October 2005) of ITT Corporation, a global engineering and manufacturing company that is traded on the New York Stock Exchange (NYSE: ITT).

		Year	Year
		First	Present
		Became	Term
Name	Age	Director	Expires	Principal Occupation or Employment for Last Five Years(1)

Dennis J. Martin	59	2008	2011	Mr. Martin has been an independent business consultant since August 2005. Mr. Martin is Vice President of BD Martin Group LLC, a consulting firm, a position he has held since August 2005. From May 2001 to August 2005, Mr. Martin was the Chairman, President and Chief Executive Officer of General Binding Corporation, a manufacturer and marketer of binding and laminating office equipment. Mr. Martin also serves as a director of HNI Corporation, a provider of office furniture and hearths that is traded on the New York Stock Exchange (NYSE: HNI), and of Coleman Cable, Inc., a manufacturer and innovator of electrical and electronic wire and cable products that is traded on the NASDAQ (NASDAQ: CCIX), serving in such capacities since July 2000 and February 2008, respectively. Mr. Martin also served on the Board of Directors of A.O. Smith Corporation, a manufacturer of water heating systems and electric motors that is traded on the New York Stock Exchange (NYSE: AOS), from January 2004 until December 2005.

(1)	The data contained in this table is based upon information furnished to our Company by the individuals named above.

Each of Messrs. Martin and Wright was appointed to the Board in 2008 pursuant to the terms of a Settlement Agreement, dated March 12, 2008, between the Company and certain stockholders of the Company, including RCG Starboard Advisors, LLC, Ramius, LLC and certain entities and individuals affiliated with them (such stockholders collectively, the “Ramius Group”). Pursuant to the Settlement Agreement and as of the date thereof, the Board appointed Mr. Martin as a Class I director to fill the then existing vacancy on the Board. The Company also agreed to increase the size of the Board from nine to ten directors effective as of the date of the Company’s 2008 Annual Meeting of Stockholders. To fill the new position resulting from the increase in the size of the Board, the Company nominated Mr. Martin for election at the 2008 Annual Meeting as a Class III director for a three-year term expiring at the Company’s Annual Meeting of Stockholders in 2011. Following the 2008 Annual Meeting and pursuant to the terms of the Settlement Agreement, the Ramius Group recommended, and on April 23, 2008 the Board appointed, Mr. Wright to fill the vacancy in Class I on the Board resulting from the election of Mr. Martin as a Class III director at the 2008 Annual Meeting. The Settlement Agreement was filed as an exhibit to the Company’s current report on Form 8-K filed with the Securities and Exchange Commission on March 13, 2008.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

Independence of Members of the Board of Directors

The Board of Directors has determined that all of our directors and all of the Board-recommended nominees for director, other than Mr. Osborne, qualify as independent. In making this determination, the Board of Directors considered the rules of the New York Stock Exchange and the Securities and Exchange Commission, and reviewed information provided by the directors and nominees in questionnaires and other certifications concerning the relationships that we may have with each director or nominee (including each director’s immediate family members and other associates), including any charitable contributions that we may have made in the past and/or continue to make to organizations with which such director or nominee is affiliated.

Board Leadership Structure and Role in Risk Oversight

We separate the roles of Chief Executive Officer and Chairman of the Board. Separating these positions allows our Chief Executive Officer to focus on our day-to-day leadership and performance of our Company, while allowing the Chairman of the Board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board believes that having separate positions, with an independent outside director serving as Chairman, is the appropriate leadership structure for our Company at this time and demonstrates our commitment to good corporate governance.

Our Board of Directors has responsibility for the oversight of risk management. Our Board of Directors, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board is ultimately responsible for risk oversight at our Company, our Board Committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on the management of financial and accounting risk exposures. The Nominating and Governance Committee focuses on the management of risks associated with Board organization, membership and structure, and the organizational and governance structure of our Company. The Compensation and Benefits Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs. Finally, the Finance Committee is responsible for recommending policies with respect to financial risk assessment and management.

Meetings of the Board of Directors and Committees

During 2009, our Board of Directors held a total of ten meetings. The Compensation and Benefits Committee held seven meetings; the Nominating and Governance Committee held eight meetings; the Audit Committee held four meetings; the Executive Committee held no meetings; and the Finance Committee held one meeting. Our Corporate Governance Guidelines require each director to regularly attend meetings of the Board of Directors and all Board Committees upon which the director serves. All directors attended at least 75% of Board and Committee meetings of which he or she was a member.

Committees of the Board of Directors

Pursuant to our By-Laws, we have established standing Audit, Nominating and Governance, Compensation and Benefits, and Executive Committees. In addition, in 2009 we established a temporary Finance Committee. The Board may terminate the Finance Committee at any time at its discretion. The Finance Committee has principal oversight responsibility with respect to our Company’s material investment and finance matters including capital investment and funding determinations and the repositioning and/or restructuring of the Company’s business lines and assets. The members of the Finance Committee are James E. Goodwin (Chairman), Charles R. Campbell, Robert S. Hamada, Dennis J. Martin and William H. Osborne.

Descriptions of our standing committees follow:

Audit Committee  The Audit Committee of the Board of Directors is responsible for monitoring:

•	the integrity of our financial statements;

•	the qualifications and independence of our independent registered public accounting firm;

•	the performance of our internal audit function and independent registered public accounting firm; and

•	our compliance with legal and regulatory requirements, including our Company Policy for Business Conduct for all employees and Code of Ethics for the Chief Executive Officer and senior financial officers.

In fulfilling its role, the Audit Committee reviews the design and operation of internal control processes and the manner in which we control our major financial risk exposures. The Audit Committee has direct and regular access to our financial executives, including the Vice President of Internal Audit and the Senior Vice President and Chief Financial Officer. Additionally, the Audit Committee has direct and regular access to the independent registered public accounting firm. The Audit Committee has the sole authority to appoint or replace our independent registered public accounting firm, and is directly responsible for overseeing the work of and determining the appropriate compensation for our independent registered public accounting firm. In addition, the Audit Committee considers and approves the performance of non-audit services by our independent registered public accounting firm, taking into consideration the effect that the performance of these services may have upon the independence of the independent registered public accounting firm.

The Board of Directors has determined that all of the members of the Audit Committee are independent as defined under the applicable New York Stock Exchange and Securities and Exchange Commission rules. The members of the Audit Committee are Charles R. Campbell (Chairman), Robert M. Gerrity, Robert S. Hamada and Dennis J. Martin. James E. Goodwin was a member of the Audit Committee until April 30, 2009, when he became Chairman of the Board of Directors. The Board of Directors has determined that Mr. Campbell qualifies as an “audit committee financial expert” as defined by the Securities and Exchange Commission. None of the Audit Committee members serves on more than three public companies’ audit committees (including our Company).

The Board of Directors has adopted a Charter for the Audit Committee to comply with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, a copy of which is available on our website at http://www.federalsignal.com.

Nominating and Governance Committee  The Nominating and Governance Committee is responsible for recommending guidelines to the Board of Directors for corporate governance, including the structure and function of our Board of Directors, its Committees and the management of our Company, as well as identification and recommendation to the Board of Directors of candidates to be elected as directors. The Nominating and Governance Committee also advises the Board of Directors as to appropriate compensation for serving as a member of our Board of Directors.

Stockholders may recommend individuals for the Nominating and Governance Committee to consider as potential directors by giving written notice to our Corporate Secretary at least 90 days but not more than 120 days prior to the first anniversary of the preceding year’s Annual Meeting, along with the specific information required by our By-Laws, including, but not limited to, the name and address of the nominee; the number of shares of our common stock beneficially owned by the stockholder (including associated persons) nominating such nominee; and a consent by the nominee to serve as a director if elected that would be required for a nominee under the Securities and Exchange Commission rules. If you would like to receive a copy of the provisions of our By-Laws setting forth all of these requirements, you should write to our executive offices, Attn: Corporate Secretary. The Nominating and Governance Committee has not adopted any specific procedures for considering the recommendation of director nominees by stockholders, but will consider stockholder nominees for new directorship on the same basis as other nominees.

The Nominating and Governance Committee has set no specific minimum qualification for a nominee to the Board of Directors although under our revised Corporate Governance Guidelines, no person may stand for election as director: (i) after attaining age 72 without a waiver from the Board; (ii) if he or she serves on more than six boards of publicly traded companies; or (iii) if he or she is the chief executive officer of a publicly traded company, he or she may not serve on more than three publicly traded company boards.

The Company’s Corporate Governance Guidelines include a director resignation policy that requires each director nominee who is standing for re-election, prior to each election of directors at an annual meeting, to submit to the Board an irrevocable letter of resignation from the Board which will become effective if that director does not receive the necessary votes and the Board determines to accept such resignation. In such circumstances, the Board’s Nominating and Governance Committee will evaluate and make a recommendation to the Board with respect to the submitted resignation. The Board will take action on the recommendation within 180 days following the stockholders’ meeting at which the election occurred. In such circumstances, we will publicly disclose the Board’s decision including, if applicable, the reasons for rejecting a resignation.

The Board of Directors has determined that all of the members of our Nominating and Governance Committee are independent as defined under the applicable New York Stock Exchange rules. The members of the Nominating and Governance Committee are Robert S. Hamada (Chairman), Robert M. Gerrity, James E. Goodwin and Brenda L. Reichelderfer. James C. Janning was a member of our Nominating and Governance Committee until April 30, 2009, when his term as a director expired.

The Board of Directors has adopted a Charter for the Nominating and Governance Committee to comply with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, a copy of which is available on our website at http://www.federalsignal.com.

Compensation and Benefits Committee  The Compensation and Benefits Committee is responsible for the establishment and oversight of our Company’s compensation and benefits philosophy. With respect to our executive officers, the Compensation and Benefits Committee has the authority to establish the objectives of compensation, to determine the components of compensation, and to establish and evaluate performance goals. The functions of the Compensation and Benefits Committee are further described in this proxy statement under the heading “Compensation Discussion and Analysis” beginning at page [  ]. The Board of Directors has determined that all of the members of our Compensation and Benefits Committee are independent as defined under the applicable New York Stock Exchange rules. The members of the Compensation and Benefits Committee are John McCartney (Chairman), Paul W. Jones, Brenda L. Reichelderfer and Joseph R. Wright. James C. Janning was a member of our Compensation and Benefits Committee until April 30, 2009, when his term as a director expired.

The Board of Directors has adopted a Charter for the Compensation and Benefits Committee to comply with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, a copy of which is available on our website at http://www.federalsignal.com.

Executive Committee  The Executive Committee generally exercises the power and authority of the Board in the intervals between full Board meetings. The members of the Executive Committee are James E. Goodwin (Chairman), Charles R. Campbell, Robert S. Hamada, John McCartney and William H. Osborne. Mr. Janning was a member and chaired this Committee until April 30, 2009, when his term as a director expired and Mr. Goodwin was appointed Chairman. Mr. Osborne was appointed to the Executive Committee on April 30, 2009, when he joined the Board of Directors.

Director Compensation in the Last Fiscal Year

The following table sets forth information concerning compensation earned by our non-employee directors in fiscal year 2009. Mr. Osborne, our President and Chief Executive Officer, also serves on our Board of Directors although he receives no additional compensation for serving on our Board or any Committees. Mr. Osborne’s compensation is set forth in the Summary Compensation Table on page [  ].

Non-Employee Director Compensation in Fiscal Year 2009

	Fees Earned
	or Paid		Option Awards ($)
Name	in Cash ($)(1)	Stock Awards ($)(2)	(3)	Total ($)
Charles R. Campbell	$71,714	$60,000	$0	$131,714

Robert M. Gerrity	$69,500	$60,000	$0	$129,500

James E. Goodwin(4)	$103,803	$75,000	$0	$178,803

Robert S. Hamada	$75,314	$60,000	$0	$135,314

James C. Janning(5)	$40,847	$0	$0	$40,847

Paul W. Jones	$59,900	$60,000	$0	$119,900

Dennis J. Martin	$64,514	$60,000	$0	$124,514

John McCartney	$65,300	$60,000	$0	$125,300

Brenda L. Reichelderfer	$65,800	$60,000	$0	$125,800

Joseph R. Wright	$59,400	$60,000	$0	$119,400

(1)	Includes the following share amounts which were awarded in lieu of cash fees: Mr. Goodwin, 15,508 shares; Mr. Hamada, 5,749 shares; Mr. Martin, 4,927 shares; Ms. Reichelderfer, 10,040 shares; and Mr. Wright, 9,084 shares. The number of shares awarded in lieu of cash fees was determined using the closing share price of our common stock on the date of grant.

(2)	Each non-employee director is annually issued a stock award which is determined by dividing $60,000 ($75,000 in the case of the Chairman) by the closing price of the Company’s common stock on the date of grant. Amounts stated reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. The following awards were granted to the non-employee directors on April 30, 2009 at a closing stock price of $7.77: 9,652 shares of common stock to Mr. Goodwin as Chairman; and 7,722 shares of common stock to each of Messrs. Campbell, Gerrity, Hamada, Jones, Martin, McCartney and Wright, and Ms. Reichelderfer. As of December 31, 2009, each non-employee director had the following aggregate number of unvested restricted shares: Mr. Janning, 0 shares; Mr. Campbell, 410 shares; Mr. Gerrity, 410 shares; Mr. Goodwin, 410 shares; Mr. Hamada, 410 shares; Mr. Jones, 410 shares; Mr. Martin, 0 shares; Mr. McCartney, 410 shares; Ms. Reichelderfer, 410 shares; and Mr. Wright, 0 shares. As of December 31, 2009 each non-employee director held the following aggregate number of shares (excluding unvested restricted stock): Mr. Janning, 35,252 shares; Mr. Goodwin, 48,608; Mr. Campbell, 49,031 shares; Mr. Gerrity, 25,516 shares; Mr. Hamada, 35,564 shares; Mr. Jones, 33,246 shares; Mr. Martin, 20,903 shares; Mr. McCartney, 32,453 shares; Ms. Reichelderfer, 34,390 shares; and Mr. Wright, 21,266 shares.

(3)	There were no option awards granted to any of the non-employee directors during the fiscal year ended December 31, 2009. As of December 31, 2009 each non-employee director had options for the following number of shares outstanding: Mr. Janning, 0; Mr. Goodwin, 62,210; Mr. Campbell, 28,659; Mr. Gerrity, 20,659; Mr. Hamada, 20,659; Mr. Jones, 28,659; Mr. Martin, 5,000; Mr. McCartney, 13,102; Ms. Reichelderfer, 9,226; and Mr. Wright, 5,000.

(4)	Mr. Goodwin was elected Chairman on April 30, 2009. The fees include $67,207, a prorated portion of the annual cash retainer, Committee membership fees of $10,034, meeting fees of $17,000, and total per diem fees of $9,562. Mr. Goodwin deferred receipt of all of his 2009 share amounts, i.e., 25,161 shares, until he ceases to be a director, at which time these shares will be distributed in full on a one-for-one basis.

(5)	Mr. Janning served as Chairman until April 30, 2009, when his term as a director expired. The fees include $26,807, a prorated portion of the annual cash retainer, Committee membership fees of $4,290, meeting fees of $7,500, and total per diem fees of $2,250.

Additional Information About Director Compensation

The Nominating and Governance Committee of our Board of Directors advises our Board on the annual compensation for our non-employee directors. In order to set competitive compensation for our non-employee directors, our Nominating and Governance Committee may consult third party advisors, generally available source material, proxy statements and data from peer companies.

Our non-employee directors receive both cash and equity compensation as detailed below. Our Chairman, based on his key role and time commitment, receives additional compensation in cash and equity on a per diem basis for other time spent on Board matters. No additional compensation was provided to the members of the temporary Director Search Committee established by the Board of Directors with respect to our nominees for the Annual Meeting.

Pursuant to our director stock ownership program, each non-employee director who does not own shares of our common stock equal in value to at least three times the annual retainer paid to non-employee directors is required to receive at least 50% of annual fees earned in any given year in stock.

Cash Compensation

Cash Compensation of Our Non-Employee Directors(1)
January 1, 2009 - December 31, 2009

				Board Meeting	Board Meeting
	Annual	Per Diem		Attended in	Attended by
	Retainer	Fee		Person	Telephone
Chairman of the Board	$78,750	$2,250	(2)	$3,000	$500

Non-employee director (excluding the Chairman)	$45,000	—		$1,500	$500

Committees

Audit

Chair	$13,500	—		—	—

Member	$8,100	—		—	—

Compensation & Benefits

Chair	$9,000	—		—	—

Member	$5,400	—		—	—

Nominating and Governance

Chair	$9,000	—		—	—

Member	$5,400	—		—	—

Finance

Chair	$9,000	—		—	—

Member	$5,400	—		—	—

Executive	$1,800	—		—	—

(1)	The table sets forth our Company’s general policy with respect to cash compensation payable to our directors. Directors are also reimbursed for their out-of-pocket expenses relating to attendance at meetings.

(2)	The Chairman of the Board also receives a per diem fee for other time spent on Company business of $2,250 (up to a maximum of $150,000 per year).

Equity Compensation

Upon appointment or election to our Board, each non-employee director receives an initial stock option grant to purchase 5,000 shares of our common stock, all of which vest on the third anniversary of the date of grant.

Annual Equity Awards of our Non-Employee Directors(1)
January 1, 2009 - December 31, 2009
Common Stock
Award
Chairman of the Board	$75,000

Non-employee director (excluding the Chairman)	$60,000

(1)	The table sets forth our Company’s general policy with respect to equity awards payable to our directors. These awards are made on the date of our Annual Meeting of Stockholders.

The common stock awards for service as a director were made on the date of our 2009 Annual Meeting of Stockholders, April 29, 2009. Pursuant to our Director Compensation Policy, the number of shares of the common stock awarded was determined by dividing the amount of the award by the closing market price of our common stock on the date of grant, which was $7.77 per share. Accordingly, for 2009, each non-employee director (excluding the Chairman) on the date of our Annual Meeting of Stockholders received a common stock award of 7,722 shares and the Chairman received a common stock award of 9,652 shares.

CORPORATE GOVERNANCE, BUSINESS CONDUCT, AND CODE OF ETHICS;
STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

We are committed to good corporate governance. We believe that the foundation of our corporate governance is the independence of our directors, the separation of the roles of our Chief Executive Officer and Chairman of the Board, responsible corporate citizenship, and a commitment to the interests of our stockholders. In accordance with the requirements of the New York Stock Exchange and the Sarbanes-Oxley Act of 2002, our Board of Directors has adopted Corporate Governance Guidelines as well as charters for the Nominating and Governance Committee, the Compensation and Benefits Committee and the Audit Committee. These guidelines and charters, as well as our Company Policy for Business Conduct and Policy for Business Conduct-Directors (together, the “Business Conduct Policies”) and a Code of Ethics, which is applicable to our Chief Executive Officer and our senior financial officers, are available for review on our website at http://www.federalsignal.com.

The non-employee directors of the Board meet in executive session without management, as appropriate. The Chairman of the Board of Directors presides over executive sessions. Directors may be contacted as a group, by Committee, or individually, and the presiding director or the non-employee directors as a group may be contacted on an anonymous and/or confidential basis by addressing a letter to Federal Signal Corporation, 1415 West 22nd Street, Suite 1100, Oak Brook, IL 60523, Attn: Corporate Secretary. All such letters will be forwarded to the directors. We encourage our directors to attend the 2010 Annual Meeting of Stockholders. Eight of our Board members attended the 2009 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

There were no compensation committee interlocks or insider participation on the part of the members of our Compensation and Benefits Committee. The members and functions of our Compensation and Benefits Committee are set forth above under “Committees of the Board of Directors.”

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the year ended December 31, 2009, it was determined that none of our directors, Board-proposed nominees for director, executive officers, stockholders owning more than 5% of our common stock, or immediate family members of any such persons engaged in a transaction with us in which such director, nominee for director, executive officer, stockholder owning more than 5% of our common stock, or immediate family member of such persons had a direct or indirect material interest that required disclosure under applicable Securities and Exchange Commission rules.

We maintain various policies and procedures relating to the review, approval or ratification of transactions in which our Company is a participant and in which any of our directors, executive officers, 5% stockholders (if any) or their family members have a direct or indirect material interest. Our Business Conduct Policies, which are available on our website at http://www.federalsignal.com, prohibit our directors and employees, including our executive officers, and in some cases their family members, from engaging in certain activities without prior written consent. These activities typically relate to situations where a director, executive officer or employee, and in some cases an immediate family member, may have significant financial or business interests in another company competing with or doing business with our Company, or who stands to benefit in some way from such a relationship or activity. Specifically, our Business Conduct Policies include certain prohibitions against the following: receiving or giving gifts or prizes above a nominal value from or to customers or suppliers; working for a customer or supplier or engaging in outside profit-making activities in any area of business in which our Company operates; representing any outside commercial interest during normal business hours or when traveling on Company business; lending or borrowing money from individuals affiliated with an entity with whom the Company conducts business; owning any part of any customer’s or supplier’s business (excluding routine investments in publicly traded companies); using Company property, information or positions for improper personal gain or benefit; and engaging in Company business with any entity in which a family member has an executive position or a significant financial interest unless approved in advance. Since all types of prohibited transactions cannot be listed, we encourage our employees to seek advice before proceeding if there is any doubt regarding the appropriateness of an arrangement under our Business Conduct Policies.

Pursuant to our Business Conduct Policies and the Audit Committee Charter, the Chairman, Chief Financial Officer and General Counsel implement our Business Conduct Policies, and the Audit Committee reviews, approves, ratifies and makes recommendations to our Board of Directors regarding related person transactions.

Additionally, each year we require our directors and executive officers to complete a questionnaire which identifies, among other things, any transactions or potential transactions with our Company in which a director, an executive officer, or one of their family members or associated entities has an interest. We also require that directors and executive officers notify our Corporate Secretary as soon as possible of any changes during the course of the year to the information provided in the annual questionnaire.

We believe that the foregoing policies and procedures collectively ensure that all related person transactions requiring disclosure under applicable Securities and Exchange Commission rules are appropriately reviewed.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Presented below is a summary of our 2009 business highlights and recent 2010 developments, which provides context for our 2009 pay actions and changes thus far to our 2010 executive compensation program.

2009 Highlights and Recent 2010 Developments

The continuing difficult economic environment in 2009, including the persistent weakness in municipal markets, was challenging for our Company as well as many other companies. However, we took significant actions during the 2009 year intended to enable us to reduce our overhead costs and generate strong cash flow.

In 2009, our Company continued its strategy of divesting unprofitable operations and investing in growth opportunities in the technology segment. For example, we exited an unprofitable China joint venture to focus on our Chinese Wholly Owned Foreign Enterprise (WOFE) in order to introduce our products into the Asian market.

In June 2009, our Company partnered with RMS Technology Solutions, a leading provider of surveillance solutions that fight crime and increase security through video, sensor and mobile technologies, with the intent of jointly marketing their complementary solutions with our Company’s automated license plate recognition technology.

In July 2009, our Company sold all of its shares in its European sweeper business, Ravo Holdings B.V., located in the Netherlands, for €8.5 million, or approximately $12.1 million. Proceeds from the sale were used to pay down debt and fund core operations.

In July 2009, we began an initiative to consolidate a number of manufacturing and distribution operations into the Company’s University Park, IL plant. This initiative included employment terminations in the fourth quarter of 2009 and the first quarter of 2010, as well as costs associated with closing facilities and relocating operations and personnel.

In November 2009, we sold Pauluhn, our industrial lighting manufacturer subsidiary, as part of our ongoing efforts to streamline and focus our business portfolio while enhancing our financial flexibility.

In December 2009, our Company acquired Diamond Consulting Services Ltd., which specializes in vehicle classification systems for tolling and other Intelligent Transportation Systems (“ITS”) for $14.6 million, and deferred payments in future years of up to $3.2 million. The combination of Diamond’s technology with our Company’s existing PIPS automated license plate recognition technology broadens our Company’s product line of best-in-class technologies in ITS, and increases our Company’s addressable market.

In March 2010, our Company acquired VESystems, LLC for approximately $33 million, which offers complete system operations in electronic toll collection, and Sirit Inc. for approximately $70 million, which specializes in radio frequency identification. The addition of VESystems and Sirit, along with Diamond Consulting, further strengthens our presence in the ITS market.

Executive Compensation Program Modifications in 2009

A number of actions were taken in 2009 with respect to our compensation and benefits programs, including the following:

•	Management, including named executive officers, did not receive a 2009 base salary increase. Our President and Chief Executive Officer elected to reduce his base salary by 5% beginning in 2009. Additionally, our Board of Directors reduced their compensation by 10%.

•	We suspended the matching component under the 401(k) Plan and the Savings Restoration Plan.

•	To help keep our benefit costs constant and improve the quality of life of our employees, we instituted a Wellness Program in the United States locations.

•	The Compensation and Benefits Committee engaged Watson Wyatt Worldwide (now Towers Watson) as its compensation consultant to assist in the establishment of executive compensation levels for fiscal year 2009.

•	The Compensation and Benefits Committee adopted a new peer group to account for the technology businesses within our organization, and to align our revenue scope more appropriately.

•	The Economic Value program was replaced with a new plan under which bonuses are paid upon the achievement of financial measures and individual objectives. This new plan, the Short-Term Incentive Bonus Plan, will pay bonuses based upon the achievement of a combination of earnings (50%), cash flow (20%) and individual objectives (30%).

•	The Compensation and Benefits Committee retains complete discretion with respect to the Short-Term Incentive Bonus Plan, which may include reductions of award amounts to participants.

•	The Short-Term Incentive Bonus Plan includes a “clawback” or payment recapture feature under which our Company will require, to the extent practicable, a named executive officer to repay a portion of his or her performance bonus payment plus a reasonable rate of interest upon the occurrence of an accounting restatement or a determination by our Board that the performance results were materially inaccurate, resulting in an overpayment in the amount of any such performance-based bonus.

•	In order for any business group to be eligible for the bonus payout on working capital under the Short-Term Incentive Bonus Plan, the business group must show an improvement in primary working capital from year-end 2008 to year-end 2009 as a threshold barrier.

•	The mix of awards between stock options, restricted stock and performance shares shifted slightly in 2009 such that stock options were weighted at 40%, with restricted stock and performance share awards each weighted at 30%.

•	We adopted a prospective policy under which we will not enter into agreements with named executive officers that provide for tax gross-up payments (excluding gross-ups pursuant to a relocation or expatriate tax equalization plan, policy or arrangement). The policy also provides that we will not enter into compensation arrangements with named executive officers which provide for severance payments (excluding the value of any accelerated vesting of any equity based awards) in excess of 2.99 times base salary and bonus unless stockholder approval has been received.

•	During 2009, we made a commitment to align our pay practices and our stockholders’ interests as evidenced by: (i) having the Compensation and Benefits Committee review all components of our President and Chief Executive Officer’s compensation, and reviewing tally sheets for all Section 16 officers that reflect payments under various termination scenarios; (ii) disclosing performance measures for all performance-based compensation; (iii) granting to all named executive officers equity compensation of which more than 50% is a combination of performance shares (i.e., relative total shareholder return) or conventional stock options; and (iv) granting the Compensation and Benefits Committee the authority to engage or terminate our compensation consultant.

Executive Compensation Program Modifications in 2010

For 2010, our Company continues to manage our executive compensation program under difficult market conditions. To date, we have made the following decisions with respect to our executive compensation program:

•	Our Company reinstituted the matching contribution on the 401 (k) Plan and the Savings Restoration Plan effective January 1, 2010.

•	Our Company has delayed its annual equity awards to eligible employees, including the named executive officers, from February 2010 until April 2010, in order to (i) complete a comprehensive market analysis of our executive officer compensation practices to ensure our equity distributions are aligned with the market; and (ii) explore alternative long-term incentive award programs in order to comply with stockholder advisory group burn rate guidelines. “Burn rate” is calculated as (i) the total number of equity awards granted in shares in a year divided by (ii) the number of common shares outstanding at the end of that year.

•	For the individual objectives component of the Short-Term Incentive Bonus Plan, which accounts for 30% of the total bonus opportunity, we modified the performance goals and competency weightings. The performance goals weighting was changed from 70% to 60%, and the competency weighting was changed from 30% to 40%. This change was designed to encourage behaviors that effectively support our Company. In addition, the number of competencies was reduced from fourteen to seven for our named executive officers.

•	On March 3, 2010, the Board modified the Change in Control Policy and the form of Executive Change-in-Control Severance Agreement to remove Board discretion on designating transactions as a change-in-control, which applies prospectively.

•	Based on our Company’s 2009 stock performance and consistent with our objective to generally align management compensation with stockholder returns, the Compensation and Benefits Committee approved, in March 2010, a 30% reduction in 2009 financial incentive bonus payouts for executive officers.

Compensation Philosophy and Objectives

Our executive compensation and benefits programs are designed to drive and reinforce our business goals and strategies for success in the marketplace and to enable growth, thus motivating management to maximize total stockholder return. As a key component of our executive compensation system, we have adopted a financial performance based philosophy which includes individual objectives designed to develop an efficient culture that emphasizes entrepreneurship, innovation, teamwork, creativity, and rewards employees who think and act like owners. This program also encourages collaboration and the maximization of long-term stockholder value, which in turn supports the attraction, motivation, and retention of the best global talent. Our executive compensation philosophy can be summarized as follows:

•	To create alignment between compensation and business performance by rewarding executives for the achievement of strategic and tactical goals that successfully drive growth in stockholder value for our Company;

•	To attract, motivate, and retain highly experienced executives who are vital to our short and long-term success, profitability and growth;

•	To differentiate executive rewards based on actual performance; and

•	To provide targeted overall compensation levels that are comparable to competitive market practice.

Role of our Compensation and Benefits Committee

Our Compensation and Benefits Committee establishes and oversees our general compensation and benefits philosophy, and approves compensation and benefits for our executive officers. Specifically, our Compensation and Benefits Committee is charged in its charter with the authority and responsibility to:

•	Establish the philosophy and set the broad objectives of our executive compensation program to ensure that the compensation program complies with and promotes our goals and objectives;

•	Determine the various elements of the executive compensation program, including base salary, annual cash incentives, long-term equity incentives, retirement and health and welfare benefits and perquisites and other personal benefits;

•	Establish performance goals for the President and Chief Executive Officer and oversee the establishment of performance goals for the other executive officers and for each business unit;

•	Evaluate annually each executive officer’s performance in light of the goals established and associated competencies with respect to the officer for the most recently completed year;

•	Establish each executive officer’s annual compensation level based upon the executive officer’s performance, our financial results and relative stockholder return, the value of compensation paid to a comparable executive officer at comparable companies, the awards given to the executive officer in past years and our capacity to fund the compensation;

•	Review an annual report prepared by the President and Chief Executive Officer on succession planning and related development recommendations for his direct reports; and

•	Review benefit programs and plans to ensure incentive pay does not encourage unnecessary risk taking.

The President and Chief Executive Officer annually reviews the performance of each executive officer. Recommendations based on these reviews, including those with respect to base salary adjustments, annual incentives and long-term incentives, are presented to the Compensation and Benefits Committee. The Compensation and Benefits Committee can exercise its discretion in modifying any recommended adjustments or awards to these executive officers. The compensation of the President and Chief Executive Officer is determined by the Compensation and Benefits Committee, meeting in executive session without the President and Chief Executive Officer present.

Risk Oversight of the Company Compensation Program

Our Company carefully monitors compensation levels to ensure they reflect an appropriate balance of pay-for-performance within acceptable risk parameters. Based on current and evolving best practices guidance, our Compensation and Benefits Committee conducted a compensation risk assessment of the various elements of our Company’s overall compensation program (including incentive compensation programs). In its analysis, the Compensation and Benefits Committee reviewed, with input from management, our Company’s compensation programs including appropriate internal controls to mitigate or reduce risk. Based on its review, the Compensation and Benefits Committee determined that our Company’s compensation programs and policies do not create excessive and unnecessary risk taking. Our Company and the Compensation and Benefits Committee will continue to monitor and ensure proper policies and procedures are maintained to ensure ongoing risk management and assessment of compensation practices.

Compensation Consultant

For fiscal 2009, the Compensation and Benefits Committee engaged Watson Wyatt Worldwide, its outside compensation consultant, to assist in its annual review of our Company’s executive compensation programs. Watson Wyatt reviewed and evaluated the elements of our executive compensation program, including base salaries, target bonus levels and equity ownership, attended certain meetings of the Compensation and Benefits Committee and, upon request, provided its views on proposed actions by the Compensation and Benefits Committee. The Compensation and Benefits Committee believes that Watson Wyatt provided objective advice to the Committee. During 2009, Watson Wyatt and its affiliates did not provide services to our Company or its affiliates in an amount in excess of $120,000. Towers Perrin provided human resources consulting and other services to the Company during 2009. In January 2010, Watson Wyatt and Towers Perrin merged to form Towers Watson & Co.

Benchmarks for Executive Compensation

Compensation levels for our executives are compared to the compensation paid to executives at the peer companies specified below. The market for experienced talent is highly competitive. Our objective is to attract and retain the most highly qualified executives to manage our business functions. In doing so, we draw upon a pool of talent that is highly sought after by large and established companies. We draw upon a market that is global in scope.

To that end, in October 2009, Watson Wyatt assisted us in updating our comparator group of companies and in collecting relevant market data from those companies. This update was made, in part, to eliminate the large variances in size among the companies comprising our comparator group. We determined that it was more appropriate to limit the revenue ranges among the companies in the comparator group to those with revenues from 0.5 times to 2.5 times our Company’s revenue with a median closer to $1 billion (actual median was $977 million). Secondly, to accommodate our change in business strategy to grow our recent acquisitions, our Company added comparable technology companies to the group.

Accordingly, as of October 2009, the following 23 companies were included in our comparator group:

• A.O. Smith Corporation	• Powell Industries, Inc.
• AMETEK, Inc.	• Robbins & Myers, Inc.
• Astec Industries, Inc.	• Sauer-Danfoss Inc.
• Briggs & Stratton Corporation	• Spartan Motors, Inc.
• Columbus McKinnon Corp.	• Standex International Corporation
• Cubic Corporation	• Teleflex Incorporated
• EnPro Industries, Inc.	• Tennant Company
• ESCO Technologies Inc.	• Thomas & Betts Corporation
• Foster (LB) Co.	• Valmont Industries, Inc.
• Hubbell Incorporated	• Woodward Governor Company
• IDEX Corporation	• Zebra Technologies Corporation
• Intermec Inc.

For executive compensation decisions made prior to October 2009, data from our prior comparator group was reviewed. This comparator group included the following companies:

• A.O. Smith Corporation	• Johnson Controls, Inc.
• AMETEK, Inc.	• L-3 Communications Corporation
• BorgWarner Inc.	• Motorola, Inc.
• Briggs & Stratton Corporation	• Oshkosh Corporation
• Caterpillar Inc.	• PACCAR Inc.
• Cooper Industries, Inc.	• Parker Hannifin Corporation
• Cummins Inc.	• Raytheon Company
• Deere & Company	• Sauer-Danfoss Inc.
• Dover Corporation	• Teleflex Incorporated
• Eaton Corporation	• Tennant Company
• Emerson Electric Company	• Thomas & Betts Corporation
• Honeywell International Inc.	• The Timken Company
• Hubbell Inc.	• Valmont Industries, Inc.
• Illinois Tool Works, Inc.	• Woodward Governor Company
• Ingersoll-Rand Company	• Worthington Industries, Inc.

Comparator group data is used by us to determine the appropriate mix of fixed and variable compensation and to link the achievement of key strategic and financial performance measures to short and long-term awards. We also use published survey data to supplement the determination of competitive levels of compensation in the marketplace.

Elements of Executive Compensation

Our compensation program consists of five components: base salary, annual cash incentives, long-term equity incentives, retirement and health and welfare benefits, and perquisites and other personal benefits. Our programs balance individual, business unit and Company-wide goals and achievements.

Base Salaries

Base salary levels for our executive officers, including our President and Chief Executive Officer, are based primarily on external market data and on the individual performance of each executive officer during the previous year. Base salaries are targeted to be at the 50th percentile of competitive market data. In 2009, actual base salaries for named executive officers ranged from 92% to 111% of market midpoint targets. In addition to the executive’s individual performance, the Compensation and Benefits Committee also considers the following factors in setting base salaries and in recommending annual base salary adjustments: the executive’s current base salary relative to the targeted level, the executive’s level of responsibility and performance in the position, the executive’s prior experience and the executive’s breadth of knowledge.

Annual Cash Incentive Payments

Short-Term Incentive Bonus Plan

Prior to 2009, annual cash bonuses were paid to the named executive officers under the Economic Value program. Beginning in fiscal 2009, annual cash incentive payments will be paid under the Short-Term Incentive Bonus Plan (“STIP”), replacing the Economic Value program. From 2005 through 2008, annual cash incentive payments were based on objective measures of financial performance that related to the year-over-year increase in the net amount of value earned or lost on an investment after deducting the cost of holding that investment (the “Economic Value”) of the Company. Economic Value was calculated by using three key inputs: (i) Cost of Capital, which is the return required to appropriately compensate investors for investing in our Company; (ii) Average Capital Employed, which is the investment made by stockholders and debt holders of our Company in the operations of the business; and (iii) Net Operating Profit after Tax, which is the after-tax operating profit of our Company or a particular operating unit. Economic Value was calculated by subtracting a Capital Charge from Net Operating Profit after Tax. The Capital Charge is derived by multiplying the Cost of Capital by the Average Capital Employed. The underlying rationale for utilizing an Economic Value program for annual cash incentive compensation was to align management and employee interests with the interests of our stockholders. In 2008, the Compensation and Benefits Committee amended the Economic Value program to: (i) provide an opportunity for participants to receive a bonus even if threshold Economic Value goals were not met, in which case participants would still be eligible to receive up to 20% of their target bonuses; and (ii) provide the Compensation and Benefits Committee with the discretion to reduce the amount of bonuses earned by any named executive officer by up to 20%. In order to support the achievement of long-term goals, executives were given the opportunity to carry forward the unmet portion of their maximum annual incentive opportunity. For fiscal 2009, there was no continuing carry forward opportunity remaining under the Economic Value program.

The decision to replace the Economic Value program with the STIP was based on number of factors, including the complexity of the Economic Value program, the desire to add individual objectives and competencies to the bonus program, and to establish a program tied, in part, to generally accepted accounting principles. The STIP determines bonuses based upon the achievement of both financial measures and individual objectives. Financial measures are based upon earnings and cash flow at our Company, business group and division levels, depending upon each participant’s position within our Company.

Bonus compensation under the STIP links to our Company’s annual operating plan, with 50% based on earnings and 20% based on cash flow measures determined in accordance with generally accepted accounting principles. The remaining 30% is based on individual objectives, with 21% based on performance goal ratings and 9% based on competency ratings as measured by a numeric score received in the annual performance review process. Notwithstanding the foregoing, the Compensation and Benefits Committee can amend the STIP at any time to reduce award amounts to participants. Furthermore, the Compensation and Benefits Committee approves all awards to named executive officers. The STIP limits the total bonus paid (financial and individual performance portions) to an individual participant to twice his or her target bonus opportunity. Typically, annual cash incentive payments are approved in February and paid in a lump sum in March.

The STIP focuses on specific milestones as well as individual objectives, which allows us to reward outstanding individuals with a bonus, including in years where our overall financial performance may be low. The Compensation and Benefits Committee believes that rewarding employees upon the successful achievement of individual objectives will increase individual accountability and encourage excellence. The STIP is based upon goals that are easily understood and can be modified each year to reflect our current business plan and market conditions.

At the Company level, the 50% earnings component will be based on consolidated income before income taxes. As tax adjustments are largely impacted by external factors outside of the control of the participants, the Compensation and Benefits Committee determined that tax adjustments should not factor into the calculation. Our Company’s cash flow financial measure, weighted at 20%, will be based on consolidated net cash provided from continuing operations. At the business group level, the 50% earnings component will be based on earnings before interest and taxes, thereby excluding taxes and debt, neither of which are generally impacted by participants at this level. The business group cash flow measure, weighted at 20%, will be based on average primary working capital as a percentage of sales (the sum of accounts receivable and inventory less accounts payable and customer deposits divided by net sales for the year).

In the beginning of each year, the executive officers agree upon individual objectives with the Chief Executive Officer except with respect to the Chief Executive Officer, whose individual objectives are approved by the Compensation and Benefits Committee. The Compensation and Benefits Committee reviews performance against these objectives to differentiate among executives and emphasize the link between personal performance and compensation. After the end of the year, the Compensation and Benefits Committee determines the individual performance-based bonus payouts by considering: (i) input from the Chief Executive Officer; (ii) personal observations on performance; and (iii) the achievement of individual objectives. Individual objectives consist of: (i) pre-set competencies that are considered for all executives; and (ii) personal objectives that are specific to each executive. Competencies, include, among others, business acumen, customer focus, ethics and values, and strategic agility. Specific goals may, for example, relate to financial or strategic initiatives such as expense reduction, acquisitions or divestitures, sales targets, or product quality.

Based on this criteria, each named executive officer is given a numerical rating as measured by our Company’s Performance Excellence Process (“PEP”). This performance appraisal process has both objective and subjective components, with discretion exercised by our Chief Executive Officer and the Compensation and Benefits Committee. The plan provides that each participant’s individual performance award shall be related to the PEP score received in the annual performance review process. The Compensation and Benefits Committee also has discretion in determining the allocation of the individual performance portion of the bonus in terms of the assessment of the level of performance of the individual participant and the resulting amount of bonus payable to that participant. The Compensation and Benefits Committee has the discretion to further reward executives who consistently demonstrate certain additional competencies outside of the PEP system, including attitude, effort, quality of work and contributions to our Company.

The incentive compensation under the STIP for our President and Chief Executive Officer, Senior Vice President and Chief Financial Officer, and Senior Vice President, Human Resources and General Counsel is based 70% on the achievement of our Company financial measures and 30% on individual objectives. The incentive compensation for our other named executive officers is based on the achievement of our Company and business group financial measures weighted 28% for achievement of Company goals, 42% for achievement of applicable business group goals, and 30% for achievement of individual objectives. The Compensation and Benefits Committee believes that this weighting encourages executives to collaborate across business groups and functions in order to achieve business objectives at the enterprise level as well as in their own business group. The incentive compensation for our executives is based on threshold, target and maximum goals for business groups and for our Company as a whole.

Subject to the discretion of the Compensation and Benefits Committee, the achievement of the threshold, target and maximum goals results in a cash incentive award equal to a pre-set percentage of the executive’s base salary. The target percentages of base salary to be paid out upon the achievement of various levels of goal achievement are determined based on competitive market data for each executive position. Results that fall in between the threshold, target and maximum goals are extrapolated from those points to determine the actual cash incentive award for the executive. Performance goals under the STIP are generally determined in the first quarter of the year.

Payments under the STIP are subject to a “clawback” policy under which our Company will require, to the extent practicable upon the occurrence of specified events, a named executive officer to repay a portion of his or her performance bonus payment plus a reasonable rate of interest. The clawback policy is triggered by: (i) an accounting restatement or a determination by our Board that the performance results were materially inaccurate; and (ii) a determination that the amount of such performance-based bonus would have been less than the amount previously paid to such named executive officer, taking into account the restated financial results or otherwise corrected performance results.

Long-Term Equity Incentives

Equity ownership plays a key role in aligning the interests of executives with our stockholders. A further purpose of our long-term incentive plan is to provide a means through which our Company may attract the best talent to become our employees, to encourage our employees to engage in the business strategy and success of our Company, and to provide a retention tool through vesting requirements for executives. Accordingly, the Compensation and Benefits Committee has granted equity awards to our executives on an annual basis under our long-term incentive plans. Equity grants are also periodically made to new employees and to existing employees in connection with promotions. In order to ensure continued ownership of the equity granted under the long-term incentive grants, we have instituted stock ownership guidelines for our executive officers as discussed on page [  ] under the caption “Stock Ownership Guidelines for Executive Officers.”

Beginning with the 2008 annual awards, the Compensation and Benefits Committee revised the structure of the long-term equity incentive program such that the awards consist of three components: an option to purchase shares of our common stock, restricted stock awards, and performance-based restricted stock units.

The Compensation and Benefits Committee believes that this mix of equity awards will further align each executive’s goals with the intermediate and long-term goals of our stockholders. The award provides an incentive to the executive to drive long-term performance over the vesting and payment periods embedded in the award. While the goal is to allocate the overall value of the long-term incentive award one-third to each of the three components, the Compensation and Benefits Committee’s decision to grant the same number of shares in 2009 as in 2008 resulted in an unequal distribution in 2009, with the option to purchase shares of common stock accounting for 10% more of the total grant value than the other two vehicles. The Compensation and Benefits Committee’s decision to grant the same number in 2009 as 2008 was based in part on market conditions and Company performance in 2008.

Options vest in equal installments over a three-year period. These options have an exercise price equal to the closing price of our common stock on the date of grant. Restricted stock awards and restricted stock units vest in full on the third anniversary of the date of grant and are valued using the closing price of our common stock on the date of grant. These awards are subject to forfeiture and cancellation if the named executive officer’s employment is terminated prior to vesting.

The Compensation and Benefits Committee may grant other equity incentives, on a case-by-case basis, as deemed appropriate. For example, the Compensation and Benefits Committee may award restricted stock units to our employees, international executives in particular, in substitution for one or more components of the standard grant described above to promote long-term performance and employee retention. Award value and type of grant will take into account applicable law, administrative issues and competitive market data for the specific country at issue.

The performance-based restricted stock units are tied to the achievement of a pre-determined three-year relative performance metric approved by the Compensation and Benefits Committee based upon relative Total Shareholder Return (“TSR”). The formula to determine TSR follows:

TSR = Change in Stock Price plus dividends paid over the performance period
Beginning Stock Price

“Change in Stock Price” is the difference between the Ending Stock Price and the Beginning Stock Price.
“Beginning Stock Price” is the closing stock price on the trading day before the first day of the performance period.
“Ending Stock Price” is the closing stock price on the last trading day of the performance period.

At the conclusion of the performance period, our Company’s TSR is calculated for that period and compared to the TSR achieved by the publicly-traded companies included in our comparator group. Our Company’s percentile rank is then assigned based on its relative TSR achievement. At the end of the three-year performance period, each executive officer will be awarded shares, if any, as a percentage of the pre-determined target shares for that executive ranging from 0% to 200% as determined by our percentile rank. For the three-year performance period 2008 to 2010, the TSR achieved for the first performance year, 2008, was negative 0.25, which was in the 75th percentile of the comparator group. The TSR achieved for 2009, the second performance year, was negative 0.42, which was under the 25th percentile of the comparator group.

For a general description of the award agreement provisions setting forth certain Company payment obligations with respect to specified termination events including death, disability, retirement and change in control, please see page [     ] of this proxy statement in the section titled “Executive Compensation in the Last Fiscal Year” under the heading titled “Other Potential Post-Employment Payments.”

Retirement and Health and Welfare Benefits

We recognize that our employees are the driving force behind the profitable growth of our Company and that our ability to sustain our success is dependent on each individual’s well being. To that end we offer a competitive package of Company-sponsored health and welfare benefits to all eligible employees, including our executive officers.

•	Retirement Plans In January 2007, we introduced two new plans, the Retirement Savings Plan and the Savings Restoration Plan. Certain executives also continue to participate in defined benefit plans that have been frozen for service effective December 31, 2006, and will be frozen for wage increases effective December 31, 2016. Effective December 31, 2006, the profit sharing component of the 401(k) Retirement Plan-Elgin Sweeper was terminated.

The Retirement Savings Plan is a defined contribution plan that combines a 401(k) plan with a points-weighted Company contribution. Under this plan, executives receive a Company-paid retirement contribution that is based on years of service, age and employee status, and is paid as a percentage between 1% and 4% of their eligible compensation. Generally, executives are eligible to receive a Company-matching contribution of up to 50% of the first 6% of the participant’s compensation that the participant voluntarily determines to contribute to the plan. This Company-matching contribution was suspended in 2009, although it has been reinstituted effective January 1, 2010.

Upon a voluntary employee deferral, the non-qualified Savings Restoration Plan restores Company contributions limited under the Internal Revenue Code through a notional Company contribution and notional earnings from investments.

For 2007 through 2009, executives who participated in the 401(k) Retirement Plan-Elgin Sweeper or in our now frozen defined benefit plan (FSC Retirement Plan) are eligible to receive a supplemental transitional contribution to the new Retirement Savings Plan and Savings Restoration Plan equal to 1% or 2% of their salary based on age and service as of December 31, 2006.

Based upon her age and years of service as of December 31, 2006, Jennifer L. Sherman, Senior Vice President, Human Resources and General Counsel received a supplemental transitional contribution equal to 2% of her eligible compensation in 2009 to both the Retirement Savings Plan and the Savings Restoration Plan. Mark D. Weber, President, Environmental Solution Group, received a supplemental transitional contribution equal to 2% of his eligible compensation for 2009 to the Retirement Savings Plan and 2% of his eligible 2008 bonus compensation to the Savings Restoration Plan.

•	Health and Welfare Plans Executives participate in the same broad-based, market-competitive health and welfare plans (medical, prescription, dental, vision, wellness, life and disability insurance) that are available to eligible employees.

Perquisites and Other Personal Benefits

We provide executives with perquisites and other personal benefits that the Compensation and Benefits Committee feels are reasonable and consistent with its overall compensation program to better enable us to attract and retain the best talent for key executive positions. The Compensation and Benefits Committee periodically reviews the levels of perquisites provided. Perquisites provided may include:

•	Vehicle Allowances Executives receive a monthly vehicle allowance benefit in an amount that is consistent with the executive’s position and level in the organization and prevailing market practices.

•	Relocation Assistance The Compensation and Benefits Committee has authorized reimbursement of relocation expenses pursuant to our Executive Relocation Reimbursement Program or as approved by the Compensation and Benefits Committee.

The Compensation and Benefits Committee may approve additional perquisites on an individual basis at its discretion.

Setting Actual Compensation for the Named Executive Officers

The specific compensation decisions made for each of the named executives for 2009 and year-to-date in 2010 reflect our management’s and our Compensation and Benefits Committee’s assessments of performance against market benchmarks, performance relative to Company and business group financial and operational measurements, and achievement of individual performance objectives. Our compensation actions for our named executive officers are summarized below.

With respect to the final compensatory arrangement for Mr. McConnaughey, please also see the section titled “Executive Compensation in the Last Fiscal Year” under the heading “Additional Information About the Compensation Paid to the Named Executive Officers” beginning on page [  ] of this proxy statement.

Base Salary

On September 15, 2008, our Board of Directors appointed William H. Osborne as the President and Chief Executive Officer of our Company. Mr. Osborne’s initial annual base salary was $650,000. Mr. Osborne’s compensation, including his base salary, was determined by the Compensation and Benefits Committee based upon a report prepared by Hewitt Associates, an outside global human resources consulting firm, in connection with our executive search for a CEO. Due to economic conditions, Mr. Osborne voluntarily elected to take a 5% base pay reduction from $650,000 to $617,500 effective January 1, 2009.

Effective December 10, 2008, William G. Barker, III was appointed as our Senior Vice President and Chief Financial Officer. Mr. Barker’s initial base salary, including for 2009, was set at $325,000 per year. Mr. Barker’s base salary was determined based upon a review of his pay history, experience and comparable positions in the comparator group.

In determining base salary increases, the Compensation and Benefits Committee reviews performance, level of responsibility and actual salary as compared to the targeted level (50th percentile) of the comparator group. Due to economic conditions, our overall financial position, and as part of a cost savings initiative, our named executive officers did not receive a 2009 base salary increase. The base salary of Mr. Barker remained at $325,000. The base salary of David R. McConnaughey, our former Safety and Securities Systems Group President, remained at $328,000. The base salary of Jennifer L. Sherman, our Senior Vice President, Human Resources and General Counsel, remained at $279,231. The base salary of our Environmental Solutions Group President, Mark D. Weber, remained at $305,784.

On March 3, 2010, the Compensation and Benefits Committee approved modest increases in base salaries for the named executive officers for fiscal 2010. Mr. Osborne’s base salary was raised to $663,000, an increase of 2% from his original 2009 base salary of $650,000, which was his base salary prior to the voluntarily elected 5% reduction. Mr. Barker’s base salary was raised to $333,100, an increase of 2.5%. Ms. Sherman’s base salary was raised to $287,931, an increase of 3.1%. Mr. Weber’s base salary was raised to $313,384, an increase of 2.5%. The base salaries of our executive officers were generally set at the 50th percentile or above in 2010, although Ms. Sherman’s 2010 salary is below the 25th percentile when compared to other general counsel positions in the comparator group.

Annual Cash Incentive Payments — Short-Term Incentive Bonus Plan

Financial-Based Incentive  The STIP targets and results were adjusted for certain divestures in 2009. In addition, the Compensation and Benefits Committee, in its discretion, determined that the restructuring costs associated with the consolidation of certain Company facilities should not negatively impact the calculation of the 2009 bonus payments. For 2009, the earnings component under the STIP at the Company level was based on consolidated income before income taxes. The threshold, target and maximum goals were $27.1 million, $36.1 million and $45.1 million, respectively. The Company’s consolidated income before income taxes in 2009, after taking into account the restructuring costs, was $27.4 million. Our Company’s cash flow threshold, target and maximum goals were $34.0 million, $45.3 million and $56.6 million, respectively. Our Company’s cash flow financial measure was based on consolidated net cash provided from continuing operations. Actual Company cash flow in 2009, after taking into account the restructuring costs, was $60.9 million.

At the business group level, the earnings component was based on earnings before interest and taxes. The business group cash flow measure was based on average primary working capital as a percentage of sales (the sum of accounts receivable and inventory less accounts payable and customer deposits divided by net sales for the year). For the Environmental Solutions Group, of which Mr. Weber is the President, the earnings component threshold, target and maximum goals were $18.7 million, $25.0 million, and $31.2 million, respectively. Actual earnings in 2009 for this group were $17.1 million. The threshold, target and maximum goals for the cash flow measure for the Environmental Solutions Group were 22.3%, 19.4% and 16.5%, respectively. The actual percentage of cash flow in 2009 for this group was 20.4%. However, in fiscal 2009, the Board determined that each business group would also be required to show improved primary working capital from year-end 2008 to year-end 2009 as an additional business group financial measure. In 2008 and 2009, primary working capital for the Environmental Solutions Group was $67 million and $51.5 million, respectively. Therefore, because primary work capital improved dollar-for-dollar from 2008 to 2009, a bonus payout was earned by this group under this component.

Mr. McConnaughey no longer serves as our Safety and Security Systems Group President, effective December 31, 2009. Mr. McConnaughey received certain severance payments pursuant to an agreement entered into with our Company, as more fully described in the section titled “Executive Compensation in the Last Fiscal Year” under the heading “Additional Information about Compensation Paid to the Named Executive Officers” beginning on page [  ] of this proxy statement.

Individual Performance-Based Incentive  For 2009 under the STIP, the Compensation and Benefits Committee, in determining the individual performance-based bonuses for our named executive officers, considered: (i) input from the Chief Executive Officer; (ii) their personal observations on performance; and (iii) the named executive officers numerical ratings as measured by our Company’s PEP system. The Compensation and Benefits Committee also has the discretion to further reward outstanding contributors who demonstrate certain additional competencies, including attitude, effort, quality of work and contributions to our Company.

As set forth below, for fiscal 2009, the target annual bonus opportunity for Mr. Osborne was set at 90% of his base salary and the target opportunities for Messrs. Barker, Weber and McConnaughey were set at 60% of their base salaries. Ms. Sherman’s target annual bonus opportunity was set at 55% of her base salary.

2009 Named Executive Officer STIP Targets

	Bonus		Individual
	Opportunity as	Financial-	Performance-
	Percentage of	Based	Based	Total Target
	Salary	Incentive	Incentive	Incentive
Name	(%)	($)	($)	($)
William H. Osborne	90	$389,025	$166,725	$555,750

William G. Barker, III	60	$136,500	$58,500	$195,000

David R. McConnaughey	60	$137,760	$59,040	$196,800

Jennifer L. Sherman	55	$107,504	$46,073	$153,577

Mark D. Weber	60	$128,429	$55,041	$183,470

For 2009, the annual incentive bonuses paid to our executive officers for 2009 performance were as follows:

2009 Named Executive Officer STIP Payments

	Payment Based	Payment Based	Payment Based
	on Company	on Business Unit	upon Individual	Total STIP
	Performance(1)	Performance	Performance	Payment
Name	($)	($)	($)	($)
William H. Osborne	$256,757	N/A	$133,380	$390,137

William G. Barker, III	$90,090	N/A	$46,800	$136,890

David R. McConnaughey(2)	$—	$—	$—	$—

Jennifer L. Sherman	$70,953	N/A	$90,000 (3)	$160,953

Mark D. Weber	$12,637	$33,906	$55,041	$101,584

(1)	Based on our Company’s 2009 stock performance and consistent with our objective to generally align management compensation with stockholder returns, the Compensation and Benefits Committee approved, in March 2010, a 30% reduction in 2009 financial incentive bonus payouts for executive officers.

(2)	Mr. McConnaughey no longer serves as our Safety and Security Systems Group President, effective December 31, 2009. Mr. McConnaughey has received certain severance payments pursuant to an agreement entered into with our Company, as more fully described in the section titled “Executive Compensation in the Last Fiscal Year” under the heading “Additional Information about Compensation Paid to the Named Executive Officers” beginning on page [ ] of this proxy statement.

(3)	With respect to Ms. Sherman, the Compensation and Benefits Committee exercised its discretion to increase the individual performance component of her bonus based on her contributions to our Company in fiscal 2009.

For fiscal 2010, the target annual bonus opportunity for Mr. Osborne was increased to 100% of his base salary. The target annual bonus opportunities for Messrs. Barker and Weber remained the same as 2009 at 60% of their base salaries, and Ms. Sherman’s target annual bonus opportunity remained the same as 2009 at 55% of her base salary.

Long-Term Equity Incentives

In February 2009, the Compensation and Benefits Committee granted equity incentive awards in the form of 40% stock options, 30% restricted stock and 30% performance-based restricted stock units as specified below. The Compensation and Benefits Committee determined, as a result of the uncertain macroeconomic conditions, to award the same number of options in 2009 as in 2008, resulting in a slightly higher weighting of the mix of options as compared to the 2008 awards which were one-third options, one-third restricted stock and one-third performance-based restricted stock units.

•	Mr. Osborne, Mr. Barker, Mr. McConnaughey, Ms. Sherman and Mr. Weber received options to purchase 107,400, 29,600, 25,400, 16,100 and 27,500 shares of our common stock, respectively, at an exercise price of

$6.68, the closing share price on the date of grant. The options vest in three equal annual installments on the first three anniversaries of the date of the grant.

•	Mr. Osborne, Mr. Barker, Mr. McConnaughey, Ms. Sherman and Mr. Weber received restricted stock awards of 33,600, 9,300, 8,000, 5,100 and 8,600 shares of our common stock, respectively. The restricted shares vest fully on the third anniversary of the date of the grant.

•	Mr. Osborne, Mr. Barker, Mr. McConnaughey, Ms. Sherman and Mr. Weber received performance-based restricted stock units of 32,000, 8,900, 7,600, 4,800 and 8,200 shares of our common stock, respectively. Each performance-based restricted stock unit represents a right to receive up to two shares of our common stock based upon achieving a three-year performance metric during the performance period 2009-2011.

All unvested stock options, restricted stock awards and performance-based restricted stock units held by Mr. McConnaughey were forfeited in connection with his departure. Mr. McConnaughey has until March 31, 2010 to exercise previously vested stock option awards.

The Compensation and Benefits Committee has not yet granted equity awards for 2010. The Compensation and Benefits Committee expects to make equity awards in the second quarter of 2010. The Company determined to delay these awards in order to: (i) complete a comprehensive market analysis of our executive officer compensation practices to ensure our equity distributions are aligned with the market; and (ii) explore alternative long-term incentive award programs in order to comply with stockholder advisory group burn rate guidelines. To that end, we are seeking stockholder approval of the 2005 Executive Incentive Compensation Plan (2010 Restatement) as set forth in Proposal 3, see page [  ].

Perquisites and Other Benefits

Vehicle Allowances  In 2009, on an annualized basis, Mr. Osborne received a vehicle allowance totaling $13,800. Each of the other named executive officers received a vehicle allowance of $11,400 in 2009.

Financial/Tax Preparation Services  Pursuant to his employment agreement, we reimbursed Mr. Osborne for the services of a financial and estate planning advisor in the amount of $3,235 in 2009.

Membership Fees  During 2009, Mr. Osborne received reimbursement for certain membership fees in the aggregate amount of $1,500 and Mr. Weber received reimbursement for certain membership fees in the amount of $400.

Miscellaneous Allowances  During 2009, we reimbursed Mr. Osborne for expenses relating to attendance at the Congressional Black Caucus Inaugural Ball and a directors’ educational program at the Tuck School of Business at Dartmouth in the aggregate amount of $14,307. We reimbursed Mr. McConnaughey $300 for certain newspaper subscription fees. See footnote 6 to the Summary Compensation Table on page [  ].

Stock Ownership Guidelines for Executive Officers

Our executive officers are required to acquire substantial holdings of our common stock while employed by us. Individual stock ownership targets are based on a multiple of between two and five times the executive’s base salary and executives generally have seven years from the date they become subject to the stock ownership guidelines to comply with the guidelines. Messrs. Osborne, Barker and Weber have not met their respective requirements for stock ownership and have 5.5, 6 and 1.5 years, respectively, to comply. Ms. Sherman has also not met her requirements for stock ownership and has 1 year to comply.

Compensation Policy Regarding Tax Gross-Up Payments and Limitation of Severance Benefits

On February 20, 2009, the Board adopted a compensation policy regarding tax gross-up payments and limitations of severance benefits. This compensation policy provides, among other things:

•	In connection with any employment agreement, severance agreement or change in control agreement entered into with any named executive officer subsequent to the adoption of this compensation policy, we will not make or agree to make any tax gross-up payments to such named executive officer, except for such gross-up provided pursuant to a relocation or expatriate tax equalization plan, policy or arrangement; and

•	Unless approved by a vote of our stockholders entitled to vote in an election of directors, we will not enter into any compensation agreement with a named executive officer that provides for severance payments (excluding the value of any accelerated vesting of equity based awards) in an amount exceeding 2.99 times the sum of: (i) the named executive officer’s highest annual base salary for the year of termination (determined as an annualized amount) or either of the immediate two preceding years; plus (ii) either the named executive officer’s current target bonus, or the highest annual bonus awarded to the named executive officer in any of the three years preceding the year in which the named executive officer’s termination of employment occurs (excluding the value of any accelerated vesting of equity based awards).

This compensation policy will not alter the terms of any agreement or compensation or benefit plan in effect on the date of adoption of the policy.

Impact of Accounting and Tax Treatment on Forms of Compensation Paid

Section 162(m) of the Internal Revenue Code provides that compensation in excess of $1 million paid to the chief executive officer and the other most highly compensated executive officers of a public company will generally be nondeductible for federal income tax purposes, subject to certain exceptions. The Compensation and Benefits Committee intends to structure compensation arrangements in a manner that will avoid the deduction limitations imposed by Section 162(m) in appropriate circumstances. However, the Compensation and Benefits Committee believes that it is important and necessary that the Compensation and Benefits Committee retain the right and flexibility to provide and revise compensation arrangements, such as base salary and cash bonus incentive opportunities, that may not qualify under Section 162(m) if, in the Compensation and Benefits Committee’s view, such arrangements are in the best interests of our Company and our stockholders.

COMPENSATION AND BENEFITS COMMITTEE REPORT

The responsibilities of the Compensation and Benefits Committee are provided in its charter, which has been approved by our Board of Directors.

In fulfilling its oversight responsibilities with respect to the Compensation Disclosure and Analysis included in this Report, the Compensation and Benefits Committee, among other things, has:

•	reviewed and discussed the Compensation Disclosure and Analysis with management; and

•	following such review, the Compensation and Benefits Committee recommended to the Board of Directors (and the Board has approved) that the Compensation Disclosure and Analysis be included in this proxy statement.

SUBMITTED BY THE COMPENSATION AND BENEFITS COMMITTEE

JOHN MCCARTNEY, CHAIRMAN

PAUL W. JONES	BRENDA L. REICHELDERFER	JOSEPH R. WRIGHT

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

EXECUTIVE COMPENSATION IN THE LAST FISCAL YEAR

Summary Compensation Table

The following table sets forth information concerning compensation earned during the fiscal years ended December 31, 2007, 2008 and 2009 for William H. Osborne, our President and Chief Executive Officer appointed September 15, 2008, William G. Barker, III, our Senior Vice President and Chief Financial Officer appointed December 10, 2008, and the three other most highly compensated executive officers of our Company. Mr. McConnaughey no longer serves as our Safety and Securities Systems Group President, effective December 31, 2009. Mr. McConnaughey is entitled to certain severance payments pursuant to an agreement entered into with our Company, as more fully described in the section titled “Executive Compensation in the Last Fiscal Year” under the heading “Additional Information about Compensation Paid to the Named Executive Officers” beginning on page [  ] of this proxy statement.

Summary Compensation Table for Fiscal Years 2007, 2008 and 2009

							Change in
							Pension Value
							and
						Non-Equity	Non-qualified
				Stock	Option	Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Earnings($)(6)	($)(7)	Total ($)
William H. Osborne,	2009	$617,500	$—	$469,248	$201,912	$390,137	$—	$262,452	$1,941,249
President and Chief	2008	$192,083	$763,000	$891,651	$366,669	$34,525	$—	$382,146	$2,630,074
Executive Officer	2007	$—	$—	$—	$—	$—	$—	$—	$—

William G. Barker, III,	2009	$325,000	$—	$130,209	$55,648	$136,890	$—	$18,571	$666,318
Senior Vice President	2008	$18,541	$—	$25,004	$8,320	$2,344	$—	$665	$54,874
and Chief Financial	2007	$—	$—	$—	$—	$—	$—	$—	$—
Officer

David R. McConnaughey, former	2009	$339,552	$—	$111,580	$47,752	$—	$—	$786,398	$1,285,282
President, Safety and	2008	$326,000	$—	$181,848	$86,868	$39,360	$—	$24,598	$658,674
Securities Systems	2007	$320,000	$—	$132,020	$110,298	$247,889	$—	$19,481	$829,688
Group

Jennifer L. Sherman,	2009	$279,231	$—	$145,792	$74,139	$160,953	$27,218	$32,376	$719,709
Senior Vice President,	2008	$277,528	$25,000	$115,353	$55,062	$30,715	$9,413	$64,483	$577,554
Human Resources, and	2007	$—	$—	$—	$—	$—	$—	$—	$—
General Counsel(8)

Mark D. Weber,	2009	$305,196	$—	$120,178	$51,700	$101,584	$—	$29,289	$607,947
President,	2008	$301,457	$—	$195,870	$94,050	$36,694	$—	$86,073	$714,144
Environmental	2007	$288,475	$—	$141,680	$110,298	$337,358	$—	$56,146	$933,957
Solutions Group

(1)	2008 base salary amounts include a salary increase that became effective in April 2008.

(2)	Includes with respect to Mr. Osborne, in 2008, a signing bonus and a housing allowance of $500,000 and reimbursement of $263,000 for a retention bonus Mr. Osborne repaid to his former employer. In 2008, Ms. Sherman received a special bonus in the amount of $25,000 as a performance award and in connection with her April 2008 promotion to the position of Senior Vice President, Human Resources in addition to her existing position as our General Counsel.

(3)	The stock award values represent the aggregate grant date fair values for the fiscal years ended December 31, 2007, 2008 and 2009 computed in accordance with FASB ASC Topic 718. These figures include amounts related to restricted stock awards and performance-based restricted stock units granted under our long-term incentive plan and discussed in further detail on page [ ] in the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation” under the heading “Long-Term Equity Incentives.” The restricted stock awards are valued at the closing prices of our Company’s common stock on the date of grant. A “Monte Carlo” simulation model is used to estimate the fair value of performance-based restricted stock units, resulting in an estimated value of $7.65 for performance-based restricted stock units granted on February 20, 2009, $25.01 for performance-based restricted stock units granted on September 15, 2008, and $12.78 for performance-based restricted stock units granted on February 22, 2008.

(4)	The option award values represent the aggregate grant date fair values for the fiscal years ended December 31, 2007, 2008 and 2009 computed in accordance with FASB ASC Topic 718. These amounts reflect stock option grants awarded under our long-term incentive plan, discussed in further detail on page [ ] in the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation” under the heading “Long-Term Equity Incentives.” The Black-Scholes model is used to estimate the fair value of stock options, resulting in an estimated value of $1.88 for options granted on February 20, 2009; $3.03 for options granted on August 7, 2009; $3.42 for options granted on February 22, 2008; $4.88 for options granted on September 15, 2008; $2.14 for options granted on December 10, 2008; and $5.93 for options granted on February 26, 2007.

(5)	For years 2007 and 2008, reflects the cash awards to the named individuals under the Economic Value program. For year 2009, reflects the cash awards to the named individuals under the STIP. For a description of these programs, see page [ ] in the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation” under the heading “Annual Cash Incentive Payments.”

(6)	Reflects the actuarial increase in the present value of the named executive officers’ benefits under all pension plans, including supplemental pension plans, established by our Company determined using interest rate and mortality rate assumptions consistent with those used in our Company’s financial statements, and includes amounts which the named executive officer may not currently be entitled to receive because such amounts are not vested. Earnings on deferred compensation are not reflected in this column because the return on earnings is calculated in the same manner and at the same rate as earnings on externally managed investments of salaried employees participating in the tax-qualified 401(k) savings plan, and dividends on our common stock are paid at the same rate as dividends paid to stockholders.

(7)	All Other Compensation includes the following aggregate perquisites and other items that equaled or exceeded $10,000:

							Savings
						Contribution to	Restoration
	Tax			Auto		Retirement	Plan		Other
	Gross-Ups	Severance		Allowance	Relocation	Savings	Contributions		Items	Totals
Name	($)(v)	($)		($)	($)	Plans(w)	($)(w)		($)(x)	($)
William H. Osborne	$4,749	$—		$13,800	$10,573	$4,900	$208,140	(y)	$20,290	$262,452

William G. Barker, III	$—	$—		$11,400	$—	$4,900	$1,647		$624	$18,571

David R. McConnaughey	$—	$764,240	(z)	$11,400	$—	$9,800	$—		$958	$786,398

Jennifer L. Sherman	$—	$—		$11,400	$—	$14,700	$5,740		$536	$32,376

Mark D. Weber	$—	$—		$11,400	$—	$14,700	$2,202		$987	$29,289

(v)	Reflects a tax “gross-up” for amounts paid to Mr. Osborne with respect to his moving expenses.

(w)	The Company suspended the matching component under the 401(k) Plan and the Savings Restoration Plan in 2009.

(x)	Includes with respect to Mr. Osborne, $5,000 for Mr. and Mrs. Osborne to attend the Congressional Black Caucus Inaugural Ball; $500 for membership in the United Airlines Red Carpet Club; $1,000 for membership in the Economic Club of Chicago; $9,307 for fees and related expenses with respect to attendance at a directors’ educational program at the Tuck School of Business at Dartmouth; $3,235 for financial/tax preparation services; and life insurance premium payments of $1,248. For Mr. McConnaughey, includes subscription costs for The Wall Street Journal and $630 for insurance premium payments. For Mr. Weber, includes $400 for the United Airlines Red Carpet Club and $587 for life insurance premium payments. With respect to the other named executive officers, amounts represent the dollar value of life insurance premium payments made by our Company for the benefit of such named executive officer.

(y)	With respect to Mr. Osborne, our Company is obligated during his employment with our Company to credit his Savings Restoration Plan account in the additional amount of $200,000 per year through 2017. In 2009, Mr. Osborne also received a Company-paid retirement contribution in 2009 in the amount of $8,140 as based on his years of service, age and employee status.

(z)	Includes the following severance components: cash severance, $721,600; continuation of health and welfare benefits, $24,195; life insurance and death benefit payments, $945; and outplacement services, $17,500.

(8)	The “Stock Awards” and “Option Awards” columns include with respect to Ms. Sherman, in 2009, a special equity bonus awarded under our Company’s 2005 Executive Incentive Compensation Plan in connection with her outstanding performance, competitive factors and in recognition of her efforts on behalf of our Company in connection with specified events. This award, when granted, was valued at approximately $150,000, consisting of: (i) a stock option valued at approximately $75,000 using the Black-Scholes valuation model to purchase 14,479 shares of our Company’s common stock at an exercise price of $8.53 per share, the closing price of our Company’s common stock on August 7, 2009, the award date; and (ii) 8,793 shares of restricted common stock of our Company valued at approximately $75,000 based on the closing price of our Company’s common stock on the date of award. The restricted stock shares will fully vest on the third anniversary of the date of the award.

Grants of Plan-Based Awards

The following table sets forth information concerning grants of plan-based awards earned for the fiscal year ended December 31, 2009 for the named executive officers:

Grants of Plan-Based Awards in 2009

								All Other	All Other
								Stock	Option
								Awards:	Awards:	Exercise	Grant Date
		Estimated Future Payouts Under						Number	Number of	or Base	Fair Value
		Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity			of Shares	Securities	Price of	of Stock
		(1)			Incentive Plan Awards(2)			of Stock	Underlying	Option	and Option
	Grant							or Units	Options	Awards	Awards
Name	Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	(#)	(#)	($/Sh)	(3)
William H. Osborne		$277,875	$555,750	$1,111,500	—	—	—	—	—	—	—

	02/20/09	—	—	—	8,000	32,000	64,000	—	—	—	$224,800

	02/20/09	—	—	—	—	—	—	33,600	—	—	$224,448

	02/20/09	—	—	—	—	—	—	—	107,400	$6.68	$201,912

William G. Barker, III		$97,500	$195,000	$390,000	—	—	—	—	—	—	—

	02/20/09	—	—	—	2,225	8,900	17,800	—	—	—	$68,085

	02/20/09	—	—	—	—	—	—	9,300	—	—	$62,124

	02/20/09	—	—	—	—	—	—	—	29,600	$6.68	$55,648

David R. McConnaughey		$98,400	$196,800	$393,600	—	—	—	—	—	—	—

	02/20/09	—	—	—	1,900	7,600	15,200	—	—	—	$58,140

	02/20/09	—	—	—	—	—	—	8,000	—	—	$53,440

	02/20/09	—	—	—	—	—	—	—	25,400	$6.68	$47,752

Jennifer L. Sherman		$76,789	$153,577	$307,154	—	—	—	—	—	—	—

	02/20/09	—	—	—	1,200	4,800	9,600	—	—	—	$36,720

	02/20/09	—	—	—	—	—	—	5,100	—	—	$34,068

	02/20/09	—	—	—	—	—	—	—	16,100	$6.68	$30,268

	08/07/09	—	—	—	—	—	—	8,793			$75,004

	08/07/09	—	—	—	—	—	—	—	14,479	$8.53	$43,871

Mark D. Weber		$91,735	$183,470	$366,941	—	—	—	—	—	—	—

	02/20/09	—	—	—	2,050	8,200	16,400	—	—	—	$62,730

	02/20/09	—	—	—	—	—	—	8,600	—	—	$57,448

	02/20/09	—	—	—	—	—	—	—	27,500	$6.68	$51,700

(1)	See the section titled “Compensation Discussion and Analysis — Elements of Executive Compensation” under the heading “Annual Cash Incentive Payments” in this proxy statement beginning on page [ ].

(2)	These columns include information regarding only performance-based restricted stock unit grants. The “Threshold” column represents the minimum amount payable when threshold performance is met. If performance is below the threshold performance, no amount is paid. The “Target” column represents the amount payable if the specified total stockholder return (“TSR”) performance target relative to the comparator group is reached. The “Maximum” column represents the full payout potential under the plan if our three-year TSR is highest among all of the companies in the comparator group. Shares are awarded, if any, as a percentage of the pre-determined target shares for that executive officer ranging from 0% to 200% determined by percentile rank. For a more detailed discussion of the performance-based restricted stock unit grants, see the section titled “Compensation Discussion and Analysis - Elements of Executive Compensation” under the heading titled “Long-Term Equity Incentives” beginning on page [ ] of this proxy statement.

(3)	The grant date fair values are calculated based upon the provision of FASB ASC Topic 718. Shares in the form of restricted stock are valued at the closing price of our Company’s common stock on the date of the grant. The Black-Scholes model is used to estimate the fair value of stock options, resulting in an estimated value of $1.88 for options granted on February 20, 2009 and $3.03 for options granted on August 7, 2009. A “Monte Carlo” simulation model is used to estimate the fair value of performance-based restricted stock units, resulting in an estimated value of $7.65 for performance-based restricted stock units granted on February 20, 2009.

Additional Information About the Compensation Paid to the Named Executive Officers

Mr. McConnaughey no longer serves as our Safety and Securities Systems Group President, effective December 31, 2009. Pursuant to an agreement entered into on January 13, 2010 with our Company, Mr. McConnaughey received a cash payment of $721,600, which is the sum of Mr. McConnaughey’s annual base salary (i.e.,

$328,000) and his target annual bonus for 2009 (i.e., 60% of his base salary, or $196,800). Additionally, Mr. McConnaughey received $196,800, the amount equal to his unpaid 2009 target annual bonus. Mr. McConnaughey is entitled to receive health and welfare benefits at the same coverage level and cost as in effect prior to his termination of services for up to an additional eighteen months, as well as a life insurance and death benefit payout covering an eighteen month period. Further, Mr. McConnaughey is entitled to receive $17,500 in outplacement services. Mr. McConnaughey has until March 31, 2010 to exercise previously vested stock options. Unvested stock options totaling 48,533, restricted stock awards totaling 24,200, and 15,200 performance-based restricted stock units were forfeited. Pursuant to the agreement, Mr. McConnaughey waived any rights to receive any severance pay under any severance/separation plan, policy or program maintained by our Company. Additionally, in consideration of the amounts paid to him, Mr. McConnaughey signed a general release with respect to his employment with and separation from employment with our Company and agreed not to compete with our Company for a period of one year or to solicit our employees for such period.

Information as to Stock Options

Outstanding Equity Awards at Fiscal Year-End  The following table sets forth information concerning outstanding equity awards held by the named executive officers as of the completed 2009 fiscal year:

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
				Equity					Number of	Payout
				Incentive				Market	Unearned	Value of
			Number of	Plan Awards:				Value of	Shares,	Unearned
		Number of	Securities	Number of			Number of	Shares or	Units, or	Shares,
		Securities	Underlying	Securities			Shares or	Units of	Other	Units, or
		Underlying	Unexercised	Underlying			Units of	Stock that	Rights that	Other
		Unexercised	Options (#)	Unexercised	Option	Option	Stock that	Have Not	Have Not	Rights that
		Options (#)	Unexercisable	Unearned	Exercise	Expiration	Have Not	Vested	Vested	Have Not
Name	Grant Date	Exercisable	(1)	Options(#)	Price($)(2)	Date	Vested (#)(3)	($)(4)	(#)(5)	Vested ($)
William H. Osborne	09/15/08	25,046	50,091	—	$14.93	09/15/2018	24,559	$147,845	20,991	$126,366

	02/20/09	—	107,400		$6.68	02/20/2019	33,600	$202,272	32,000	$192,640

William G. Barker, III	12/10/08	1,296	2,592	—	$7.60	12/10/2018	3,290	$19,806	—	—

	02/20/09	—	29,600		$6.68	02/20/2019	9,300	$55,986	8,900	$53,578

David R. McConnaughey(6)	03/06/06	15,000	—	—	$17.55	03/06/2016	—	—	—	—

	02/26/07	12,400	6,200	—	$16.10	02/26/2017	—	—	—	—

	02/22/08	8,467	16,933	—	$10.59	02/22/2018	—	—	—	—

Jennifer L. Sherman	02/01/01	1,000	—	—	$21.95	02/01/2011	—	—	—	—

	02/06/02	1,000	—	—	$23.21	02/06/2012	—	—	—	—

	02/06/03	5,000	—	—	$15.65	02/06/2013	—	—	—	—

	02/12/04	5,000	—	—	$18.89	02/12/2014	—	—	—	—

	03/10/04	5,000	—	—	$18.93	03/10/2014	—	—	—	—

	02/10/05	15,700	—	—	$16.01	02/10/2015	—	—	—	—

	02/08/06	13,525	—	—	$16.94	02/08/2016	—	—	—	—

	02/26/07	7,800	3,900	—	$16.10	02/26/2017	5,500	$33,110	—	—

	02/22/08	5,367	10,733	—	$10.59	02/22/2018	5,100	$30,702	4,800	$28,896

	02/20/09	—	16,100		$6.68	02/20/2019	5,100	$30,702	4,800	$28,896

	08/07/09	—	14,479		$8.53	08/07/2019	8,793	$52,934	—	—

Mark D. Weber	02/01/01	1,000	—	—	$21.95	02/01/2011	—	—	—	—

	02/06/02	1,000	—	—	$23.21	02/06/2012	—	—	—	—

	04/17/03	10,000	—	—	$16.02	04/17/2013	—	—	—	—

	02/12/04	10,000	—	—	$18.89	02/12/2014	—	—	—	—

	02/10/05	22,700	—	—	$16.01	02/10/2015	—	—	—	—

	02/08/06	19,500	—	—	$16.94	02/08/2016	—	—	—	—

	02/26/07	12,400	6,200	—	$16.10	02/26/2017	8,800	$52,976	—	—

	02/22/08	9,167	18,333	—	$10.59	02/22/2018	8,600	$51,772	8,200	$49,364

	02/20/09	—	27,500		$6.68	02/20/2019	8,600	$51.772	8,200	$49,364

(1)	Stock options granted from 2005 to 2009 are subject to graded vesting over a three-year period from the date of grant.

(2)	Prior to 2007, the exercise price for each option grant was the lowest sale price of our common stock on the date of grant as opposed to our current methodology of using the closing price for our common stock, as reported by the New York Stock Exchange, on the date of the grant of the option.

(3)	Restricted stock awards granted from 2005 through 2009 provide for vesting in full on the third anniversary of the grant date.

(4)	Based on the closing price of $6.02 per share of our common stock on December 31, 2009.

(5)	The shares in this column will vest if we achieve the threshold target relative to total stockholder return (“TSR”). The target is based on our TSR compared to the TSR of the comparator group over the three-year performance period. The final relative TSR goal will not be determined until the end of the three-year performance period, and the payout of this award could range from 0% to 200% of the performance-based restricted stock unit amount originally granted. The performance-based restricted stock units vest in full at the conclusion of the three-year performance period in 2010 for those awards granted in 2008, and in 2011 for those awards granted in 2009. For a more detailed discussion of the performance-based restricted stock unit grants, see the section titled “Compensation Discussion and Analysis — Elements of Executive Compensation” under the heading “Long-Term Equity Incentives” beginning on page of this proxy statement.

(6)	Mr. McConnaughey has until March 31, 2010 to exercise previously vested stock options. Unvested stock options totaling 48,533, restricted stock awards totaling 24,200, and 15,200 performance-based restricted stock units were forfeited.

Option Exercises and Stock Vested in 2009  The following table sets forth information concerning amounts received or realized upon exercise of options or similar instruments, and the vesting of stock or similar instruments, by the named executive officers:

	Option Awards(1)		Stock Awards(2)
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
William H. Osborne	—	—	—	—

William G. Barker, III	—	—	—	—

David R. McConnaughey	—	—	18,900	$75,411

Jennifer L. Sherman	—	—	8,100	$63,504

Mark D. Weber	—	—	5,600	$43,904

(1)	None of the named executive officers exercised any stock options during the year ended December 31, 2009.

(2)	Reflects the lapse of time-based restrictions pursuant to the terms of grant under our long-term incentive plan for the 2006 grant cycles. No amounts were deferred by the named executive officers.

Post Retirement Benefits

Pension Benefits Table in 2009  The following table sets forth information concerning the present value of accumulated pension benefits accrued by and any payments made to the named executive officers:

Present Value of
		Number of Years	Accumulated	Payments During
	Plan Name	Credited Service	Benefit	Last Fiscal Year
Name	(1)	(#)	($)	($)
William H. Osborne	—	—	—	—

William G. Barker, III	—	—	—	—

David R. McConnaughey	—	—	—	—

Jennifer L. Sherman	FSC Retirement Plan	11.00	$131,069	—

Mark D. Weber	—	—	—	—

(1)	This retirement plan, which has been frozen, provides retirement benefits for many salaried and hourly employees, including executive officers. Contributions were made on an actuarial group basis, and no specific contribution was set aside for any individual participant. The approximate annual pension benefit set forth in the table is based on years of service and compensation, and reflects dollar limitations under the Internal Revenue Code, as amended, which limits the annual benefits which may be paid from a tax-qualified retirement plan. Participants under this plan are eligible to receive a supplemental transitional contribution to our new Retirement Savings Plan and Savings Restoration Plan equal to 1% to 2% of their eligible compensation.

The normal retirement age under our retirement plan is age 65. Ms. Sherman is the only named executive officer who participates in this retirement plan. The annual pension earned by Ms. Sherman is equal to 50% of her average monthly compensation (up to a maximum of $180,000), less one-half of Social Security payments, times her credited service years (to a maximum of 30 years). For purposes of the FSC Retirement Plan, Ms. Sherman’s compensation is an amount equal to her salary plus non-equity incentive plan compensation as set forth in the Summary Compensation Table. Under the FSC Retirement Plan, Ms. Sherman is eligible to retire after age 55 if she has completed at least 10 years of service with our Company. However, in the event of such early retirement, the pension benefits payable are reduced by 1/180 for each month up to 60 months, and 1/360 for each month over 60 months by which the actual retirement age is less than 65 years.

Non-Qualified Deferred Compensation Table in 2009  The following table sets forth the contributions, earnings, withdrawals/distributions and aggregate balances for the named executive officers participating in the Federal Signal Corporation Savings Restoration Plan (“Savings Restoration Plan”). The Savings Restoration Plan is an amendment and restatement of the Federal Signal Corporation Supplemental Savings and Investment Plan as of January 1, 2007. A pre-2007 plan account reflects the amounts, if any, credited on behalf of a participant under the plan prior to January 1, 2007, and notional gains, losses, expenses, appreciation and depreciation attributable thereto. Amounts in the participant’s pre-2007 plan account are notionally invested in the Federal Signal Corporation Stock Fund; investments are held in the Rabbi Trust.

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contribution in	Contributions in	Earnings/Loss in	Withdrawals/	Balance at Last
Name(1)	Last FY ($)(1)	Last FY ($)(2)	Last FY ($)(3)	Distributions ($)	FYE ($)(4)
William H. Osborne
Savings Restoration Plan	$48,703	$208,140	$(14,322)	$—	$352,605
Rabbi Trust	$0	$0	$0	$—	$0

William G. Barker, III
Savings Restoration Plan	$4,941	$1,647	$(44)	$—	$6,544
Rabbi Trust	$0	$0	$0	$—	$0

David R. McConnaughey
Savings Restoration Plan	$0	$0	$0	$—	$0
Rabbi Trust	$0	$0	$0	$—	$0

Jennifer L. Sherman
Savings Restoration Plan	$16,337	$5,740	$5,001	$—	$72,931
Rabbi Trust	$0	$0	$0	$—	$0

Mark D. Weber
Savings Restoration Plan	$2,202	$2,202	$30,758	$—	$135,114
Rabbi Trust	$0	$0	$(515)	$—	$1,613

(1)	For each of the named executive officers, amounts are included in the “Salary” column of the Summary Compensation Table on page [ ].

(2)	Amounts are included in the “All Other Compensation” column of the Summary Compensation Table on page [ ].

(3)	Aggregate earnings under the plan are not above-market and are not included in the Summary Compensation Table.

(4)	Includes the following amounts that were deferred during fiscal years 2008 and 2007, respectively, under the Savings Restoration Plan: Mr. Weber, $88,610, $40,266; Ms. Sherman, $35,777, $27,852; and for fiscal year 2008 for Mr. Osborne, $200,000.

The Savings Restoration Plan is a nonqualified, unfunded defined contribution plan. The plan provides participants with benefits that would have been provided under the Federal Signal Corporation Retirement Savings Plan (“Retirement Savings Plan”), the Company’s qualified 401(k) plan, but could not be provided due to Internal Revenue Code qualified plan compensation limits.

Participants in the Savings Restoration Plan are individuals who have been designated by the Company’s Benefits Planning Committee. Under this plan a participant’s deferral percentage must be the same as under the Retirement Savings Plan. The Company-matching contributions, the Company-paid retirement contributions, deferral percentage limits and eligible compensation follow the same requirements as the Retirement Savings Plan. Amounts deferred under the plan will be credited with returns based on the same investment alternatives selected by the participant under the Retirement Savings Plan, which include a Federal Signal common stock fund and other mutual fund investment alternatives. There are no “above-market earnings” as all earnings are market-based consistent with the investment funds elected. All deferred amounts, the Company-matching contributions and Company-paid contributions are accounted for on the Company’s financial statements are unfunded obligations of the Company which are paid in cash when benefit payments commence. Investments held by the Rabbi Trust are distributed in shares of the Company’s common stock. We suspended the matching component under the 401(k) Plan and the Savings Restoration Plan in fiscal 2009 but we reinstituted the matching contributions effective January 1, 2010.

Generally, distribution of vested account balances occurs within six months following a termination of employment in a lump sum or in annual installments for 5, 10 or 15 years. Amounts in a participant’s pre-2007 plan account shall be distributed only in the form of Federal Signal Corporation common stock. Amounts in a participant’s other accounts under the plan which are invested at the participant’s direction in notional investment funds will be distributed to the participant in cash.

Other Potential Post-Employment Payments

Mr. Osborne is party to an employment agreement which provides him with post-employment payments in various scenarios. Additionally, Mr. Osborne is entitled to additional benefits under other applicable plans or programs to the extent such benefits are not duplicative of those received under his employment agreement. Our Company, pursuant to an Executive General Severance Plan, is obligated to make payments to our named executive officers if our Company terminates the executive without “Cause” or the executive leaves our Company for “Good Reason.” Except with respect to Mr. Osborne, our Company has entered into Change-in-Control Agreements which require certain payments to our other named executive officers upon a change in control of our Company and a qualifying termination.

Mr. Osborne’s Arrangement

Under Mr. Osborne’s employment agreement, he is entitled to certain benefits upon termination. Mr. Osborne’s employment agreement provides that in addition to any accrued and unpaid salary and prorated annual cash incentive bonus target, if our Company terminates Mr. Osborne’s employment without “Cause” or he resigns for “Good Reason” (as defined in his employment agreement): (a) on or prior to September 15, 2010, Mr. Osborne will receive two times his annual base salary paid in equal monthly installments over a period of two years, and one times his annual cash incentive bonus target paid in equal monthly installments over a period of one year; or (b) after September 15, 2010, Mr. Osborne will receive one times the sum of his annual base salary plus his annual cash incentive bonus target paid in equal monthly installments over a period of one year. Mr. Osborne will also be eligible to continue to receive health benefits at the same coverage level and cost as in effect prior to his termination for an additional eighteen months.

If our Company terminates Mr. Osborne’s employment without “Cause” or he resigns for “Good Reason” within 24 months following a Change-in-Control of our Company (as defined in his employment agreement), then, in addition to any accrued and unpaid salary and prorated annual cash incentive bonus target, Mr. Osborne will receive an amount equal to two times the sum of his annual base salary and annual cash incentive bonus target, including certain gross-up payments, as necessary. In addition, Mr. Osborne’s equity awards will become immediately vested and all restrictions on such awards shall lapse, including: (i) immediate vesting of all outstanding unvested stock options; (ii) immediate vesting and lapse of restrictions on all restricted stock and restricted stock units; and (iii) immediate vesting of all performance-based restricted stock units with performance shares distributed based on target performance on the date of the change in control, prorated through the change in control date. Further, the Company will have an obligation to fund a trust equal to 100% of the amounts necessary to satisfy its liabilities under the Savings Restoration Plan; our Company will have an obligation to vest and cash-out all outstanding cash-based long-term incentive awards held by Mr. Osborne; and, as consideration for the non-compete covenant contained in his employment agreement, Mr. Osborne will also receive an amount equal to one times the sum of his annual base salary and annual cash incentive bonus target. In addition, Mr. Osborne will be eligible to continue to receive medical, dental and prescription benefits at the same coverage level and cost as in effect prior to his termination for an additional 36 months as well as life insurance coverage for a period of 18 months. Mr. Osborne is also entitled to receive $50,000 in outplacement services.

The agreement provides that Mr. Osborne shall not be entitled to receive duplicative severance or other benefits under any other Company related plans or programs if such benefits are triggered under his employment agreement. To the extent required to comply with Section 409A of the Internal Revenue Code, any severance benefits would not be paid to Mr. Osborne prior to the date that is six months from the date of termination.

If, however, Mr. Osborne is terminated by our Company for “Cause” or if he voluntarily terminates his employment without “Good Reason,” our Company shall not provide Mr. Osborne with post-termination payments or benefits other than those vested and accrued under our Company’s various compensation plans and programs.

Under Mr. Osborne’s employment agreement, “Cause” means: (1) Mr. Osborne’s willful and continued failure to substantially perform his duties; (2) Mr. Osborne’s conviction of a felony; or (3) Mr. Osborne’s material breach of any provision of the employment agreement. “Good Reason” means: (1) a material reduction in or assignment of duties materially inconsistent with Mr. Osborne’s authority, duties and responsibilities; (2) a reduction in or cancellation of Mr. Osborne’s salary, bonus, compensation or other benefit plans; (3) the failure of our Company to obtain a satisfactory agreement from any successor to our Company to assume and agree to perform our Company’s obligations under the agreement; (4) material reduction in Mr. Osborne’s budget; (5) material change in geographic location over which Mr. Osborne performs his duties; or (6) any other action or inaction that constitutes a material breach of the agreement.

As a condition to the receipt of post-employment payments under the employment agreement, Mr. Osborne is required to execute a general release in favor of our Company. Mr. Osborne has also agreed: (i) not to compete with our Company or solicit Company employees for, in each case, a period of eighteen months following termination of employment; (ii) not to use or disclose confidential information of our Company; (iii) not to disparage or otherwise make derogatory statements about our Company; and (iv) to cooperate with our Company in connection with claims and litigation.

Arrangements of Other Named Executive Officers

The tables on the following pages reflect the incremental cost to our Company of providing payments and benefits under the Executive General Severance Plan and the Change in Control Agreements, which are generally not available on a non-discriminatory basis, in connection with each of the aforementioned circumstances. The amounts shown in the tables assume that such termination occurs on December 31, 2009, and thus, only includes amounts earned through such time. Except with respect to Mr. McConnaughey, for whom the table reflects actual payments received upon his departure from our Company, the actual value of the payments and benefits received can only be determined at the time of separation.

Material Conditions to Receipt of Payments  The receipt of payments and benefits upon separation from service in the event of involuntary termination without “Cause” or voluntary termination with “Good Reason” are conditioned on the named executive officers’ compliance with the following restrictive covenants set forth in the Executive General Severance Plan:

•	Execution of a general release;

•	Non-disclosure of confidential information to a third party;

•	Non-competition with our Company for a twelve month period; and

•	Non-solicitation of employees for a twelve month period.

Payments under Executive General Severance Plan  Our Company has adopted an Executive General Severance Plan covering Messrs. Barker and Weber and Ms. Sherman that provides for the payment of severance in the event of involuntary termination without “Cause” or voluntary termination with “Good Reason.” Mr. Osborne may also be entitled to benefits under this plan to the extent such benefits are not duplicative of benefits under his employment agreement. Mr. McConnaughey no longer participates by reason of his departure from our Company and has received certain severance payments pursuant to an agreement entered into with our Company, as more fully described in the section titled “Executive Compensation in the Last Fiscal Year” under the heading “Additional Information about Compensation Paid to the Named Executive Officers” beginning on page [  ] of this proxy statement.

In 2008, we amended our Executive General Severance Plan in light of Section 409A of the Internal Revenue Code. To the extent required to comply with Section 409A of the Internal Revenue Code, any severance benefits would not be paid to the executive officer prior to the date that is six months from the date of termination (other than due to death).

Termination of the Executive by our Company without “Cause” or by the Executive for “Good Reason”  If an executive’s employment is terminated by our Company without “Cause” or by the executive for “Good Reason,” he or she shall receive the following payments and benefits:

•	A cash payment equal to the sum of the named executive officer’s base salary and current target annual bonus;

•	Payment of a portion of the targeted annual bonus based on the number of days worked in the current year;

•	Continuation of health and welfare benefits for up to eighteen months following termination at the same premium cost and at the same coverage level to the executive as in effect as of the executive’s date of termination (with the value of medical coverage treated as taxable income to the executive to the extent necessary to comply with Section 409A of the Internal Revenue Code);

•	Right to exercise vested options within three months from date of termination (unvested options, performance-based restricted stock units, restricted stock awards and restricted stock units are forfeited); and

•	Earned amounts under our Retirement Savings Plan and Savings Restoration Plan.

If, however, the named executive officer is terminated by our Company for “Cause” or if the named executive officer voluntarily terminates his or her employment without “Good Reason,” our Company shall not provide the named executive officer with post-termination payments or benefits other than those vested and accrued under our Company’s various compensation plans and programs.

Payments Made Upon Retirement  Our Company provides the following post-termination payments and benefits under the Executive General Severance Plan and award documents upon retirement:

•	Accrued and unpaid base salary through the date of retirement;

•	Right to exercise vested options within three years from date of termination (unvested options, restricted stock and restricted stock unit awards are forfeited);

•	Immediate vesting of all performance-based restricted stock units with performance shares distributed at the end of the performance period based on actual performance and prorated through the date of termination of employment; and

•	Earned amounts under our Retirement Savings Plan and Savings Restoration Plan.

Payments Made Upon Death or Disability  In the event of death or disability, named executive officers shall receive the following payments and benefits from our Company under the Executive General Severance Plan and award documents:

•	Accrued and unpaid base salary through the date of termination;

•	Immediate vesting of all outstanding and unvested stock options. Named executive officers or their designated beneficiaries shall have the right to exercise such options for one year from the date of disability or death;

•	Immediate vesting or lapse of restrictions on all restricted stock and restricted stock units, as applicable;

•	Immediate vesting of all performance-based restricted stock units with performance shares distributed at the end of the performance period based on actual performance and prorated through the date of termination of employment; and

•	Earned amounts under our Retirement Savings Plan and Savings Restoration Plan.

In addition to the benefits listed above, named executive officers will receive benefits under our non-discriminatory disability plan or payments under our group life insurance plan in the event of death or disability.

Payments Made Upon a Change in Control  Except with respect to Mr. Osborne who is subject to an employment agreement with our Company, and Mr. McConnaughey who left our Company on December 31, 2009 and is subject to a severance agreement with our Company, we have entered into Executive Change-in-Control Severance Agreements with our other named executive officers that provide for certain payments in the event of a “Change in Control” of our Company and a qualifying termination. Additionally, certain of the equity award agreements issued under our 2005 Executive Incentive Plan provide for accelerated vesting or a lapse of restrictions if the business segment in which the participant is primarily employed is divested and the divestiture results in the termination of the participant’s employment with our Company. Pursuant to our Executive Change-in-Control Severance Agreements, in the event of a separation from service (as defined in Section 409A of the Internal

Revenue Code) within 24 calendar months following a Change in Control (other than termination by us for “Cause,” voluntary termination by the executive without “Good Reason,” or by reason of death or disability), or if the executive terminates his employment in certain circumstances defined in the agreement which constitute “Good Reason,” we shall provide each named executive officer with the following severance benefits:

•	Payment of any accrued and unpaid salary and prorated annual cash incentive bonus target;

•	A lump-sum cash payment equal to two times the sum of the executive’s base salary and current annual target bonus opportunity established under the annual bonus plan in which the executive participates;

•	A lump-sum cash payment equal to one times the sum of annual base salary and annual cash incentive bonus target as consideration for the eighteen month non-compete covenant;

•	Immediate vesting and lapse of restrictions on all equity-based long-term incentives;

•	Immediate vesting and cash-out of all outstanding cash-based long-term incentive awards;

•	Continuation of medical insurance coverage for up to thirty-six months following termination at the same premium cost and at the same coverage level to the executive as in effect immediately prior to the termination of the executive’s employment (with the value of medical coverage treated as taxable income to the executive to the extent necessary to comply with Section 409A of the Internal Revenue Code) and continuation of other health and welfare benefits for up to eighteen months at the same premium cost and at the same coverage level under the Company’s Executive General Severance Plan to the extent not duplicative; and

•	If the value of the cash payments and the continuation or acceleration of benefits upon termination under the severance agreements would subject the executive officer to the payment of a federal excise tax as “excess parachute payments,” the executive would be entitled to receive an additional “gross-up” payment to cover the full cost of any excise tax and all of the executive’s additional federal, state and local income, excise and employment taxes that arise on the additional payment.

In 2008, we amended our Executive Change-in-Control Severance Agreements in light of Section 409A of the Internal Revenue Code. To the extent required to comply with Section 409A of the Internal Revenue Code, any severance benefits would not be paid to the executive officer prior to the date that is six months from the date of termination (other than due to death).

A “Change in Control” under the Executive Change-in-Control Severance Agreements is defined as the occurrence of any one or more of the following events:

•	acquisition by any one person or group of beneficial ownership of forty percent (40%) or more of the combined voting power of our Company’s then outstanding securities;

•	replacement of the majority of the directors during any period of twenty-four consecutive months;

•	consummation of a merger or consolidation of our Company with another corporation, other than (1) a merger or consolidation in which the combined voting securities of our Company immediately prior to such merger or consolidation continue to represent more than sixty percent (60%) of the combined voting power of the voting securities of our Company or the surviving entity outstanding immediately after such merger or consolidation; or (2) a merger or consolidation effected to implement a recapitalization of our Company or similar transaction in which no person or group acquires more than forty percent (40%) of the combined voting power of our Company’s then outstanding securities;

•	approval by our stockholders of a plan or an agreement for the sale or disposition of all or substantially all of our Company’s assets; or

•	any other transaction that our Board of Directors designates as being a Change in Control.

Under the Executive Change-in-Control Severance Agreements, “Cause” generally means: (1) the executive officer’s willful and continued failure to substantially perform his or her duties; (2) the executive’s conviction of a felony; or (3) the executive’s willful engagement in conduct that is demonstrably and materially injurious to our Company, monetarily or otherwise. “Good Reason” generally means one or more of the following which results in a material negative change in the executive officer’s employment relationship with our Company: (1) the assignment of the executive officer to duties materially inconsistent with the executive’s authority and duties prior to the change in control or a material reduction in the executive’s duties and authorities; (2) a reduction in or cancellation of the executive’s salary, bonus, compensation or other benefit plans; (3) relocation of the executive to a new location in excess of 50 miles from the executive’s principal office immediately prior to the Change in Control; (4) the failure of our Company to obtain a satisfactory agreement from any successor to our Company to assume and agree to perform our Company’s obligations under the agreement; or (5) any material breach of the Executive Change-in-Control Severance Agreement by our Company.

Summary Data Charts

Except as otherwise indicated with respect to Mr. McConnaughey, the following tables illustrate the potential payments and benefits received by our named executive officers under various employment termination events. The assumptions used in preparation of these tables are consistent with the payments and benefits described above in the various post-employment scenarios, and as stated below.

General assumptions

•	Date of termination was December 31, 2009.

•	A value of $6.02 per share was used as the value of our common stock consistent with the closing price of our common stock on December 31, 2009.

•	Executives are assumed to be subject to a 35% federal tax rate, a 3% state tax rate and a 1.45% FICA tax rate.

•	With respect to performance-based restricted stock units, where the number of shares paid out is contingent on certain performance metrics and continued employment, such units have been valued based on a prorated portion of the target number of shares awarded in 2008 and 2009.

William H. Osborne

The following table illustrates the potential payments and benefits received by Mr. Osborne under various employment termination events:

Potential Post-Employment Payments
President & Chief Executive Officer — William H. Osborne

	Involuntary					Change in
	Termination					Control and
	without Cause or					Termination
	Voluntary					Without
	Termination				Change in Control	Cause or
	with Good Reason				Only	with Good Reason
Type of Payment	($)	Death($)	Disability($)	Retirement($)	($)	($)
Severance Compensation	$1,235,000	$—	$—	$—	$—	$3,519,750

Pro-Rata Bonus	$555,750	$—	$—	$—	$—	$555,750

Stock Options	$—	$—	$—	$—	$—	$—

Restricted Stock	$—	$350,117	$350,117	$—	$350,117	$350,117

Performance Shares	$—	$109,711	$109,711	$109,711	$109,711	$109,711

Life Insurance	$—	$—	$—	$—	$—	$—

Medical Benefits	$24,860	$—	$—	$—	$—	$49,719

Dental Benefits	$854	$—	$—	$—	$—	$1,709

Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$1,481,153

Other	$50,000	$—	$—	$—	$—	$50,000

Total	$1,866,464	$459,828	$459,828	$109,711	$459,828	$6,117,909

William G. Barker, III

The following table illustrates the potential payments and benefits received by Mr. Barker under various employment termination events:

Potential Post-Employment Payments
Senior Vice President & Chief Financial Officer — William G. Barker, III

	Involuntary					Change in
	Termination					Control and
	without Cause or					Termination
	Voluntary					without
	Termination					Cause or
	with				Change in Control	with Good
	Good Reason				Only	Reason
Type of Payment	($)	Death ($)	Disability ($)	Retirement ($)	($)	($)
Severance Compensation	$520,000	$—	$—	$—	$—	$1,560,000

Pro-Rata Bonus	$195,000	$—	$—	$—	$—	$195,000

Stock Options	$—	$—	$—	$—	$—	$—

Restricted Stock	$—	$75,792	$75,792	$—	$75,792	$75,792

Performance Shares	$—	$15,364	$15,364	$15,364	$15,364	$15,364

Life Insurance	$936	$—	$—	$—	$—	$936

Medical Benefits	$23,250	$—	$—	$—	$—	$46,499

Dental Benefits	$936	$—	$—	$—	$—	$936

Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$725,693

Other	$—	$—	$—	$—	$—	$—

Total	$740,122	$91,156	$91,156	$15,364	$91,156	$2,620,220

David R. McConnaughey

Effective December 31, 2009, Mr. McConnaughey no longer served as our Safety and Securities Systems Group President. The following table illustrates the payments and benefits received by Mr. McConnaughey in connection with his departure from our Company on December 31, 2009 pursuant to an agreement with our Company. In consideration of the payment and benefits received by Mr. McConnaughey regarding his termination of employment, Mr. McConnaughey signed a general release with respect to his employment with and separation from employment with our Company and agreed not to compete with our Company for a period of one year or to solicit Company employees for such period. Additionally, Mr. McConnaughey waived any rights to receive any future severance pay under any severance/separation plan, policy or program maintained by our Company. Mr. McConnaughey has until March 31, 2010 to exercise previously vested stock options. Unvested stock options totaling 48,533, restricted stock awards totaling 24,200, and 15,200 performance-based restricted stock units were forfeited.

Post-Employment Payments

Severance
Type of Payment	($)
Cash Severance	$721,600

Continuation of Health & Welfare Benefits	$24,195

Life Insurance and Death Benefit Payout	$945

Outplacement Services	$17,500

Total	$764,240

Jennifer L. Sherman

The following table illustrates the potential payments and benefits received by Ms. Sherman under various employment termination events:

Potential Post-Employment Payments
Senior Vice President, Human Resources and General Counsel — Jennifer L. Sherman

	Involuntary					Change in
	Termination					Control and
	without Cause or					Termination
	Voluntary					without
	Termination					Cause or
	with Good				Change in Control	with Good
	Reason				Only	Reason
Type of Payment	($)	Death($)	Disability($)	Retirement ($)	($)	($)
Severance Compensation	$432,808	$—	$—	$—	$—	$1,298,424

Pro-Rata Bonus	$153,577	$—	$—	$—	$—	$153,577

Stock Options	$—	$—	$—	$—	$—	$—

Restricted Stock	$—	$147,448	$147,448	$—	$147,448	$147,448

Performance Shares	$—	$26,162	$26,162	$26,162	$26,162	$26,162

Life Insurance	$804	$—	$—	$—	$—	$804

Medical Benefits	$24,860	$—	$—	$—	$—	$49,719

Dental Benefits	$804	$—	$—	$—	$—	$804

Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$578,979

Other	$—	$—	$—	$—	$—	$—

Total	$612,853	$173,610	$173,610	$26,162	$173,610	$2,255,917

Mark D. Weber

The following table illustrates the potential payments and benefits received by Mr. Weber under various employment termination events:

Potential Post-Employment Payments
President, Environmental Solutions Group — Mark D. Weber

	Involuntary					Change in
	Termination					Control and
	without Cause or					Termination
	Voluntary					Without
	Termination					Cause or
	with Good				Change in Control	with Good
	Reason				Only	Reason
Type of Payment	($)	Death($)	Disability($)	Retirement ($)	($)	($)
Severance Compensation	$489,254	$—	$—	$—	$—	$1,467,763

Pro-Rata Bonus	$183,470	$—	$—	$—	$—	$183,470

Stock Options	$—	$—	$—	$—	$—	$—

Restricted Stock	$—	$156,520	$156,520	$—	$156,520	$156,520

Performance Shares	$—	$44,693	$44,693	$44,693	$44,693	$44,693

Life Insurance	$881	$—	$—	$—	$—	$881

Medical Benefits	$24,860	$—	$—	$—	$—	$49,719

Dental Benefits	$881	$—	$—	$—	$—	$881

Excise Tax & Gross-Up	$—	$—	$—	$—	$—	$631,605

Other	$—	$—	$—	$—	$—	$—

Total	$699,346	$201,213	$201,213	$44,693	$201,213	$2,535,532

AUDIT COMMITTEE REPORT

The Audit Committee of our Board of Directors is currently comprised of four directors, none of whom are officers or employees. All members are “independent” under rules adopted by the New York Stock Exchange and the Sarbanes-Oxley Act of 2002. The Board of Directors has adopted a charter for the Audit Committee, which is available on our website: http://www.federalsignal.com.

In accordance with its written charter, the Audit Committee assists the Board in fulfilling its responsibility for monitoring the integrity of the accounting, auditing and financial reporting practices, and compliance with legal and regulatory requirements of our Company, including our codes of business conduct and ethics. In addition, for each fiscal year, the Audit Committee selects the independent registered public accounting firm to audit the financial statements of our Company and its subsidiaries, subject to approval by the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed disclosures made by our Company’s management during the certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in our internal controls.

The Audit Committee reviewed with the independent accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61). In addition, the Audit Committee has discussed with the independent accountants the accountants’ independence from management and our Company, including matters in the written disclosures pursuant to Rule 3526 of the Public Company Accounting Oversight Board Communicating with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the accountants’ independence.

The Audit Committee has adopted a policy for the pre-approval of all services and fees to be provided by our independent accountants for audit, audit-related, tax and all other services, which are allowable under applicable rules and regulations. The Audit Committee annually pre-approves types of services and fees. The Audit Committee periodically approves changes in such authorization and also delegates such periodic approval to the Committee Chairman, who reports any such authorizations to the Audit Committee at its next meeting.

The Audit Committee discussed with our internal auditors and independent accountants the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

SUBMITTED BY THE AUDIT COMMITTEE

CHARLES R. CAMPBELL, CHAIRMAN

ROBERT M. GERRITY	ROBERT S. HAMADA	DENNIS J. MARTIN

Notwithstanding anything set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this proxy statement, in whole or in part, the preceding report shall not be deemed incorporated by reference in any such filings.

ACCOUNTING FEES

Our Board of Directors selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ended December 31, 2009.

Ernst & Young LLP fees for 2009 and 2008 were:

($s in thousands)	2009	2008

Audit Fees(1)	$1,686	$1,725
Audit-Related Fees(2)	—	—
Tax Fees(3)	$172	$62
All Other Fees(4)	$—	$7

Total	$1,858	$1,794

(1)	Audit Fees — These are fees for professional services performed by Ernst & Young LLP for: (a) the audit of our annual financial statements and review of financial statements included in our Form 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements; and (b) the audit of our system of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit-Related Fees — These are fees for the assurance and related services performed by Ernst & Young LLP that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees — These are fees for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning. Fees incurred principally relate to review of tax returns, preparation of tax returns or supporting documentation and consultation with regard to various tax planning issues.

(4)	All Other Fees — These are fees for miscellaneous other services performed by Ernst & Young LLP that do not meet the above categories.

The Audit Committee has adopted a policy for the pre-approval of all services and fees to be provided by our independent registered public accounting firm for audit, audit-related, tax and all other services allowable under applicable rules and regulations. This policy is described above in the Audit Committee Report. All such services and fees provided by our independent registered public accounting firm during 2009 were pre-approved by the Audit Committee.

PROPOSAL 2 — APPROVAL OF THE AMENDMENT OF OUR RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO FIX THE
NUMBER OF DIRECTORS AT NO LESS THAN SIX NOR MORE THAN TWELVE

Our Board of Directors has unanimously adopted and is submitting for stockholder approval an amendment of our Restated Certificate of Incorporation that would: (1) phase-in the declassification of our Board of Directors and provide instead for the annual election of directors; and (2) fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time.

Currently, members of our Board are elected for staggered terms of three years. If the amendment to our Restated Certificate of Incorporation is approved, commencing with the class of directors standing for election at the 2011 Annual Meeting, directors will stand for election for one year terms expiring at the next succeeding annual meeting of stockholders. The directors who are elected at this year’s Annual Meeting, whose terms will expire in 2013, and the directors who were elected at the 2009 Annual Meeting, whose terms will expire in 2012, will continue to hold office until the end of the terms for which they were elected. All directors will be elected on an annual basis beginning with the 2014 Annual Meeting. In all cases, each director will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.

The Board believes that its classified structure has helped assure continuity of our Company’s business strategies and has reinforced a commitment to long-term stockholder value by promoting Board continuity and stability and facilitating the Board’s ability to focus on our Company’s strategic planning and performance. Although these are important benefits, the Board recognized the growing sentiment among stockholders and the investment community in favor of annual elections. In determining whether to recommend declassification as described above, the Board carefully reviewed the various arguments for and against a classified board structure. After careful consideration, the Board determined that it is appropriate to propose declassifying the Board commencing with the 2011 Annual Meeting.

Upon further consideration of such matters, and the Board’s belief that Board declassification would support our Company’s ongoing effort to adopt “best practices” in corporate governance, the Board unanimously determined to approve the proposed amendment and to recommend its adoption by stockholders. If the amendment is not approved by stockholders, the Board of Directors will remain classified.

Our Restated Certificate of Incorporation currently provides that the number of directors should be no less than five nor more than ten, as determined in the Board’s discretion. The Board has determined that it would be preferable if the number of directors was no less than six nor more than twelve, as determined solely by the Board from time to time. The Board determined that this range in the number of directors provides greater flexibility to our Company and will allow the Board to be more responsive to the needs of our Company. The number of directors is currently set at ten.

To implement the proposal, our stockholders are being asked to vote in favor of amending Article EIGHTH of our Restated Certificate of Incorporation. The amendment is attached as Appendix A.

Should the stockholders approve this proposal, the Restated Certificate of Incorporation will become effective upon filing a Certificate of Amendment with the Secretary of State of the State of Delaware, which filing will be made promptly following the stockholders’ meeting. The Board has also approved conforming amendments to our By-Laws, which will become effective upon the filing of the Restated Certificate of Amendment.

The affirmative vote of a majority of the outstanding shares of our common stock is required to amend our Restated Certificate of Incorporation to declassify our Board of Directors and to fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time.

The Board of Directors unanimously recommends that you vote “FOR” the amendment of our Restated Certificate of Incorporation to declassify our Board of Directors and to fix the number of directors at no less than six nor more than twelve, as determined solely by the Board of Directors from time to time.

PROPOSAL 3 — APPROVAL OF 2005 EXECUTIVE INCENTIVE
COMPENSATION PLAN (2010 RESTATEMENT)

Our Board of Directors has adopted, subject to stockholder approval, the 2005 Executive Incentive Compensation Plan (2010 Restatement) (the “2010 Restatement”). The 2010 Restatement amends and restates in its entirety the 2005 Executive Incentive Compensation Plan (the “2005 Plan”), which was previously approved by our stockholders. The 2010 Restatement substantially revises the 2005 Plan, including amendments to: (1) increase the number of shares available for issuance under the plan, (2) extend the duration of the plan; (3) eliminate net share counting for stock settlement of stock appreciation rights, for the stock payment of the exercise price of an option, and for shares withheld by or otherwise remitted to us to satisfy tax withholding liability; (4) require that “full-value” awards (meaning awards other than options, stock appreciation rights and any other award where the benefit is not limited to the increase in value of the shares of common stock subject to the award over fair market value of the shares at the time of the award) be counted as the equivalent of 1.51 shares; (5) allow only shares subject to awards that expire, are cancelled or are forfeited or are settled in cash to be available for re-issuance under the plan; and (6) remove limitations on restricted stock awards, performance awards and certain other stock-based awards that can be granted per individual per year under the plan.

The 2005 Plan authorized the issuance of up to 4,000,000 shares of our common stock. As of December 31, 2009, 4,156,579 shares had been issued under the 2005 Plan, 1,558,563 shares had expired or been cancelled or forfeited (certain of which were eligible for reissuance), 2,097,444 shares were reserved for issuance under outstanding awards, and 1,401,984 shares remained available for issuance thereunder. In order to allow us the ability to continue to grant incentive awards as part of a competitive compensation program, the Board of Directors believes that it is necessary to increase the number of shares available under this plan to ensure that there are sufficient shares to issue awards to our employees and non-employee directors in the future.

The Board of Directors believes that our success depends, in large measure, on our ability to recruit and retain directors, officers, and key employees with outstanding ability and experience. The Board of Directors also believes that there is a need to align stockholder and employee interests by encouraging employee and director stock ownership and to motivate employees with compensation conditioned upon achievement of our financial goals.

The maximum number of shares of our common stock which is being authorized for issuance under the 2010 Restatement is 7,800,000 (which includes the 4,000,000 shares authorized initially in 2005), subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance.

In order to facilitate approval of this proposal, the Board of Directors has committed that over the next three fiscal years commencing with this year, it will not grant a number of shares subject to options, stock appreciation rights or other stock awards to employees or non-employee directors at an average rate greater than 2.73% of the number of shares of our common stock that we estimate will be outstanding over such three-year period. This “burn rate” will be calculated as (i) the total number of equity awards granted in shares in a year divided by (ii) the number of common shares outstanding at the end of that year. For purposes of calculating the number of shares granted in a year, any shares underlying “full-value” awards will count as equivalent to 1.51 shares and all other awards will count as one share for each share underlying the award; provided, however, that performance awards will only count when actually earned and issued.

Summary Description of the 2010 Restatement

The following summary of the terms of the 2010 Restatement is qualified in its entirety by reference to the text of the 2010 Restatement, which is attached as Appendix B to this proxy statement.

Administration  The 2010 Restatement will be administered by our Board of Directors or our Compensation and Benefits Committee (the “Administrator”). The Administrator will have exclusive authority to interpret and administer the plan, to establish appropriate rules relating to the plan, to delegate some or all of its authority under the plan and to take all such steps and make all such determinations in connection with the plan and the benefits granted pursuant to the plan as it may deem necessary or advisable.

Eligibility  Non-employee directors of our Company and employees of our Company and any designated subsidiary of our Company will be eligible to participate. The Administrator has the sole discretion to designate eligible participants to receive awards under the plan.

Shares Subject to the Plan  An aggregate of 7,800,000 shares of our common stock are being authorized for issuance under the 2010 Restatement (including the 4,000,000 shares authorized for issuance in 2005), subject to adjustment in the event of any subsequent change in the number of issued shares of our common stock without the payment of new consideration, such as in a stock dividend, stock split or similar issuance. Only shares underlying awards that expire, are cancelled or forfeited, or are settled in cash will be added back into the share pool for future awards under the plan. Shares subject to awards under the plan that are withheld, or otherwise remitted, in payment of the purchase price of an option or stock appreciation right or in satisfaction of a tax withholding obligation with respect to an award shall not be added back into the share pool for future awards under the plan. “Full-value” awards shall be counted against the Plan Maximum in a 1.51 to 1 ratio.

Types of Awards; Annual Limits on Awards  Stock appreciation rights, restricted stock, performance awards, stock options and stock units may be granted. The maximum number of shares subject to stock options or stock appreciation rights that may be awarded in any calendar year to any individual may not exceed 500,000 shares, subject to the adjustment provisions under the plan.

Stock Appreciation Rights  Stock appreciation rights entitle the holder to receive a payment equal to the difference between the fair market value of our common stock at the time of exercise of the stock appreciation right and the base price of the stock appreciation right established by the Administrator at the time of grant. The base price established by the Administrator may not be less than the fair market value of a share of our common stock on the grant date of the award. At the time of grant, the Administrator may establish a maximum amount per share which will be payable upon exercise of a stock appreciation right, and may determine whether a stock appreciation right may be exercised: (i) in lieu of the exercise of an option; (ii) in conjunction with the exercise of a stock option; (iii) upon lapse of a stock option; and/or (iv) independent of the exercise of a stock option. In the Administrator’s discretion, the value of a stock appreciation right may be paid in cash or common stock, or a combination thereof. The Administrator will establish the term of any stock appreciation rights provided that stock appreciation rights may not be exercised more than ten years from the date of grant. Dividend equivalents will not be awarded in conjunction with stock appreciation rights.

Restricted Stock  Restricted stock are shares of our common stock that are subject to the restrictions or conditions specified by the Administrator at the time of grant. The Administrator may issue shares of restricted stock either as a stock bonus or at a purchase price below the fair market value of our stock on the date of award. During the period that the stock is restricted, holders will be entitled to receive all dividends and other distributions made in respect to the restricted stock and to vote the restricted stock without limitation.

Performance Awards  In the discretion of the Administrator, performance awards entitle the holder to receive shares of our common stock or cash, or both, upon the achievement of certain pre-established performance criteria (such as return on average total capital employed, earnings per share or increases in share price). The holder has no right to receive dividends or dividend equivalents on, or to vote shares subject to performance awards until, the shares are actually earned and issued.

Stock Options  Stock options entitle the holder to purchase common stock at a purchase price established by the Administrator on the date of grant. The purchase price of any stock option may not be less than the fair market value of our common stock on the date of grant. The Administrator will determine the terms and conditions of such stock options, including whether the options will be incentive stock options under Section 422 of the federal tax code or nonqualified stock options, and the times at which such stock options will be exercisable. Full payment for shares acquired upon exercise of a stock option must be made at the time of exercise. Payment may be made in cash or, in the discretion of the Administrator, by surrender of previously owned shares of common stock or on a net “cashless exercise basis” through a broker. No incentive stock option that first becomes exercisable in a particular calendar year may be granted to an individual if the aggregate fair market value of common stock underlying all incentive stock options held by the individual that are exercisable for the first time in that calendar year exceeds $100,000. The term of an option shall not exceed ten years.

Stock Units  Stock units represent the right to receive shares of our common stock at a time or upon terms designated in the award agreement. The holder has no right to receive dividends or dividend equivalents on, or to vote shares subject to, stock units until the shares are actually issued and received.

Change in Control  The Administrator shall determine the extent to which a benefit granted under the plan shall be affected by a “change in control” of the Company (as defined in the plan). Such provisions may be included in the award agreement entered into with each participant, but need not be uniform among benefits issued pursuant to the plan.

Amendment or Modification of 2010 Restatement; No Unilateral Action on Outstanding Awards  Our Board of Directors may amend or modify the 2010 Restatement at any time with the exception of an amendment or modification: (i) increasing the number of shares of common stock that may be issued under the plan; (ii) increasing the amount or type of benefits that may be granted under the plan; or (iii) modifying the eligibility requirements for benefits under the plan, each of which requires the prior approval of our stockholders. The Administrator may not reduce the amount or change the terms and conditions of any outstanding award without the holder’s prior consent.

Prohibition on Repricing of Awards  Without the prior approval of our stockholders, the Administrator may not effect a repricing of any stock options or other benefits granted under the 2010 Restatement. A repricing will be deemed to mean any of the following or any action that has a similar effect: (i) the lowering of the purchase price of an option or other award after it is granted; (ii) the cancelling of an option or other award in exchange for another option or award at the time that the purchase price of the cancelled option or award exceeds the fair market value of the underlying stock, unless the cancellation or exchange occurs in the context of a merger, acquisition or other similar transaction; (iii) the purchase of an option or other award for cash or other consideration at a time when the purchase price of the purchased option or award exceeds the fair market value of the underlying stock, unless the purchase or exchange occurs in the context of a merger, acquisition or other similar transaction; or (iv) an action that is treated as a repricing under United States generally accepted accounting principles.

Effective Date and Term of 2010 Restatement  The 2010 Restatement will be effective for a period of ten years from the date adopted by the Board of Directors, subject to stockholder approval, unless our Board of Directors terminates the plan earlier.

Federal Tax Consequences

Generally  A plan participant will not realize income on the grant of stock options or stock appreciation rights or the award of restricted stock or stock units, and we will not be entitled to a deduction at such time.

Incentive Stock Options  If a holder exercises an incentive stock option and does not dispose of the shares acquired within two years from the date of the grant, or within one year from the date of exercise of the stock option, no ordinary income will be realized by the holder at the time of exercise, and we will not be entitled to a deduction by reason of the exercise. The holder will realize capital gain or loss upon the sale of the acquired shares equal to the difference between the sale price and the purchase price for the shares. If a holder disposes of the shares acquired pursuant to an incentive stock option within two years from the date of grant of the stock option or within one year from the date of exercise of the stock option, the holder will realize ordinary income at the time of disposition equal to the excess, if any, of the lesser of: (a) the amount realized on the disposition; or (b) the fair market value of the shares on the date of exercise, over the holder’s basis in the shares. We generally will be entitled to a deduction in an amount equal to such income in the year of the disqualifying disposition, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code. In addition, the holder will realize capital gain or loss on any excess of the sale price over the fair market value on the exercise date.

Nonqualified Stock Options; Stock Appreciation Rights  Upon the exercise of a nonqualified stock option or the surrender of a stock appreciation right, the excess, if any, of the fair market value of the stock on the date of exercise over the purchase price or base price, as the case may be, is ordinary income to the holder as of the date of exercise. We generally will be entitled to a deduction equal to such excess amount in the year of exercise, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Restricted Stock; Section 83(b) Election  Subject to a voluntary election by the holder under Section 83(b) of the federal tax code, a holder of restricted shares of common stock will realize income as a result of the award of such shares at the time the restrictions expire on such shares. An election pursuant to Section 83(b) of the federal tax code would cause the holder to realize income in the year in which such award was granted. The amount of income realized will be the difference between the fair market value of the shares on the date such restrictions expire (or on the date of issuance of the shares, in the event of a Section 83(b) election) over the purchase price, if any, of such shares. We generally will be entitled to a deduction equal to the income realized in the year in which the holder is required to report such income, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Performance Awards  A holder will realize income as a result of a performance award at the time the award is paid or made available. The amount of income realized by the holder will be equal to the fair market value of the shares on the date of issuance, in the case of a stock award, and to the amount of the cash paid, in the event of a cash award. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance or payment, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Stock Units  A holder will realize income as a result of an award of stock units at the time shares of common stock are issued in an amount equal to the fair market value of such shares at that time. We will be entitled to a corresponding deduction equal to the income realized in the year of such issuance, except to the extent, if any, that such deduction may be limited under Section 162(m) or Section 280G of the federal tax code.

Section 409A Compliance  The tax consequences to the holder of an award described above assume that, to the extent any award under the plan is subject to the requirements of Section 409A of the federal tax code, such award will comply with that section. Compliance with Section 409A of the federal tax code, to the extent applicable, will be determined by the terms of the award agreement. In the event any such award that is subject to Section 409A was determined not to be in compliance with that section, the holder could be subject to earlier taxation, a penalty tax of 20% of the amount includible in gross income, and interest on federal income taxes that would have been payable if the amount were taxable when first vested.

New Plan Benefits

Currently, approximately 135 employees and 9 non-employee directors will be eligible to participate in the 2010 Restatement. The Administrator will determine annually the award recipients and the actual awards granted under the plan. As these awards are discretionary, the amount of awards to be granted under the plan is not determinable as of the date of this proxy statement.

The fair market value per share of our common stock for all purposes under the plan will be the closing selling price per share on the New York Stock Exchange on the determination date. On March 8, 2010, the fair market value per share of our common stock was $8.72.

Vote Required to Approve the 2005 Executive Incentive Compensation Plan (2010 Restatement)

The affirmative vote of a majority of the shares of our common stock cast at the meeting in person or by proxy is required to approve the 2005 Executive Incentive Compensation Plan (2010 Restatement), provided that the number of votes cast represents over 50% of the outstanding shares of our common stock.

We recommend a vote “FOR” the approval of the 2005 Executive Incentive Compensation Plan (2010 Restatement).

PROPOSAL 4 — RE-APPROVAL OF THE PERFORMANCE CRITERIA
UNDER THE FEDERAL SIGNAL CORPORATION EXECUTIVE
INCENTIVE PERFORMANCE PLAN, AS AMENDED AND RESTATED

Our Board of Directors is asking stockholders to reapprove the material terms of the performance criteria (the “Performance Criteria”) contained in the Federal Signal Corporation Executive Incentive Performance Plan, as amended and restated (the “Performance Plan”). The Company’s stockholders originally approved the Performance Criteria and the predecessor Executive Incentive Performance Plan at our 2005 Annual Meeting of Stockholders. Stockholder re-approval of the Performance Criteria contained in the Performance Plan will allow us to preserve our ability to take a tax deduction for the full amount of annual incentive compensation paid to employees who are “covered employees” under Section 162(m) of the Internal Revenue Code. Section 162(m) generally does not allow publicly held companies to deduct more than $1 million for a year for compensation paid to covered employees unless that compensation satisfies the conditions in Section 162(m) for “performance based” compensation. One of these conditions is stockholder approval of the material terms of the performance goals under which compensation is based. Re-approval of the Performance Criteria under the Performance Plan will satisfy this condition. The Board of Directors is not proposing that any of the Performance Criteria be modified. The maximum award payable per performance period to a participant has been reset to $2,500,000 (plus 4% growth per year), approximately equivalent to the maximum award initially set forth in the Executive Incentive Performance Plan adopted in 2005 of $2,000,000, taking into account the annual increase of 4% provided for thereunder.

If the stockholders do not approve the Performance Criteria under the Performance Plan, no additional awards will be issued pursuant to the Performance Plan. The Board of Directors may pay bonuses for 2010 pursuant to another plan, but any such bonuses paid would be subject to the $1 million limit on deductibility.

The following description of the material features of the Performance Plan is a summary and is qualified in its entirety by reference to the Performance Plan, a copy of which is attached to this proxy statement as Appendix C.

Summary Description of the Performance Plan

Administration of the Performance Plan

The Performance Plan will be administered by either the Compensation and Benefits Committee or another committee appointed by the Board of Directors, which committee will, at all times, satisfy the requirements of “outside directors” under Section 162(m).

Effective Date

The Executive Incentive Performance Plan initially became effective on March 4, 2005, and was further amended and restated by our Board on February 18, 2010.

Eligible Plan Participants

The number of eligible participants in the Performance Plan will vary from year to year at the discretion of the Compensation and Benefits Committee. It is expected that approximately 8 employees will be eligible to receive incentive compensation under the Performance Plan for 2009. The Compensation and Benefits Committee may withdraw approval of an employee’s participation at any time.

Performance Criteria

The Performance Plan provides that our Compensation and Benefits Committee may grant target awards in its discretion. A target award is an award that is subject to the attainment of one or more performance targets during a specified period. At the discretion of the Compensation and Benefits Committee, target awards granted under the Performance Plan may be designed to qualify as performance-based compensation under Section 162(m). In order for a target award to qualify under Section 162(m), the performance target will be selected only from the following performance criteria enumerated in the Performance Plan:

•	Net earnings or net income (before or after taxes);

•	Earnings per share;

•	Net sales or revenue growth;

•	Net operating profit;

•	Return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue);

•	Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

•	Earnings before or after taxes, interest, depreciation, and/or amortization;

•	Gross or operating margins;

•	Productivity ratios;

•	Share price (including, but not limited to, growth measures and total shareholder return);

•	Expense targets;

•	Margins;

•	Operating efficiency;

•	Market share;

•	Customer satisfaction;

•	Working capital targets; and

•	Economic value added or EVA (net operating profit after tax minus the sum of capital multiplied by the cost of capital).

The Compensation and Benefits Committee also has the power to impose such other restrictions on target awards as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m). Under Section 162(m), the terms of the award must state, in terms of an objective formula or standard, the method of computing the amount of compensation payable under the award, and must preclude discretion to increase the amount of compensation payable under the terms of the award (but may give the Compensation and Benefits Committee discretion to decrease the amount of compensation payable).

Maximum Award

The maximum award amount payable to a plan participant for the 2010 Performance Period shall be $2,500,000. Thereafter, the maximum award amount for each subsequent Performance Period shall be increased by 4% over the maximum award amount for the immediately preceding Performance Period.

Plan Benefits

Because the target award amounts payable under the Performance Plan are subject to the satisfaction of the performance targets and to negative adjustments by the Compensation and Benefits Committee in its discretion, it cannot be determined at this time what amounts, if any, will be received by plan participants under the Performance Plan with respect to the 2010 Performance Period. The amounts paid to the named executive officers under the Performance Plan for fiscal year 2009, if any, are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page [  ] above.

Vote Required to Re-Approve the Performance Criteria under the Executive Incentive Performance Plan, as Amended and Restated

The affirmative vote of a majority of the shares of our common stock cast at the Annual Meeting in person or by proxy is required to re-approve the performance goals under the Executive Incentive Performance Plan, as amended and restated.

We recommend a vote “FOR” the re-approval of the Performance Criteria under the Executive Incentive Performance Plan, as amended and restated.

PROPOSAL 5 — RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2010

Our Board of Directors, upon the recommendation of the Audit Committee, has selected Ernst & Young LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. A resolution will be presented at the Annual Meeting to ratify the appointment of Ernst & Young LLP.

Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2009. A representative of that firm will be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so, and to respond to any questions that you may have. The appointment of the independent accountants is approved annually by the Audit Committee.

The affirmative vote of a majority of the shares of our common stock cast at the Annual Meeting in person or by proxy is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2010.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2010.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon our review of copies of reports received by us pursuant to Section 16(a) of the Securities Exchange Act of 1934, we believe that all of our directors, officers and beneficial owners of more than ten percent (10%) of our common stock filed all such reports on a timely basis during 2009, except that Mr. Osborne had one late filing related to two transactions and Fred H. Leitz had one late filing related to one transaction. These late filings related to the acquisition of Company common stock by the reporting person under the Company’s Savings Restoration Plan.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2009 with respect to the shares of common stock that may be issued under our existing equity compensation plans:

	Number of
	Securities to be
	Issued upon	Weighted-Average	Number of Securities
	Exercise of	Exercise Price of	Remaining Available for
	Outstanding	Outstanding	Future Issuance under
	Options, Warrants	Options, Warrants	Equity Compensation
Plan Category	and Rights (#)	and Rights ($)	Plans (#)

Equity Compensation Plans Approved by Security Holders(1)
1996 Stock Benefit Plan(2)	641,691	$17.76	0
2005 Executive Incentive Compensation Plan	2,097,444	$8.21	1,401,984

Total	2,739,135	$10.45	1,401,984

(1)	Our Company has no equity compensation plans which have not been approved by stockholders.

(2)	No additional awards were available for grant under this plan after April 17, 2006.

FUTURE STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy statement for the 2011 Annual Meeting of Stockholders, we must receive any stockholder proposals on or before November 25, 2010.

Our By-Laws provide that, in order for other business to be considered at the 2011 Annual Meeting, we must receive information relating to such other business by January 27, 2011, but not before December 28, 2010, which is not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting. Our By-Laws also contain specific requirements that must be complied with by stockholders who wish to present proposals. If you would like to receive a copy of the provisions of our By-Laws setting forth all of the requirements, you should write to our executive offices, Attn: Corporate Secretary. Any proposals we do not receive in accordance with the above standards will not be voted on at the 2011 Annual Meeting. A stockholder may nominate candidates for election as directors at stockholder meetings by following the procedures set forth in this proxy statement under “Committees of the Board of Directors — Nominating and Governance Committee.”

OTHER BUSINESS

As of the date hereof, the foregoing is the only business which our Board of Directors and management intend to present, or are aware that others will present, at the Annual Meeting. If any other proper business should be presented at the meeting, the proxy cards will be voted in respect thereof in accordance with the discretion and judgment of the person or persons voting such proxy cards.

By order of the Board of Directors,

Jennifer L. Sherman
Corporate Secretary

APPENDIX A

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD

Federal Signal Corporation stockholders are being asked to vote in favor of amending Article EIGHTH to read as follows:

“The number of directors of the Corporation shall be eight until fixed by the by-laws, and thereafter shall be the number from time to time fixed in the manner provided in the by-laws; provided that such number of directors shall not be less than six or more than twelve (exclusive of such number of Directors elected by any classes or series of stock of the Corporation other than Common Stock, on account of arrearages or dividends, pursuant to provisions of Article FOURTH) and provided further that any change in such minimum or maximum number of Directors shall be made only by amendment to this Certificate of Incorporation.

At each annual meeting of stockholders beginning at the 2011 annual meeting, directors whose terms expire at that meeting (or such directors’ successors) shall be elected for a one-year term. Accordingly, at the 2011 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2012 annual meeting of stockholders; at the 2012 annual meeting of stockholders, the directors whose terms expire at that meeting (or such directors’ successors) shall be elected to hold office for a one-year term expiring at the 2013 annual meeting of stockholders; and at the 2013 annual meeting of stockholders and each annual meeting of stockholders thereafter, all directors shall be elected to hold office for a one-year term expiring at the next annual meeting of stockholders.”

A-1

APPENDIX B

2005 EXECUTIVE INCENTIVE COMPENSATION PLAN
(2010 RESTATEMENT)

Federal Signal Corporation (the “Company”) adopted the 2005 Executive Incentive Compensation Plan at its annual stockholder meeting in 2005 (the “2005 Plan”). The Company now wishes to amend and completely restate the 2005 Plan including amendments to increase the number of shares and to extend the duration of the 2005 Plan. The increase in the number of shares is contingent upon approval of the stockholders of the Company at its Annual Meeting of Stockholders on April 27, 2010.

Now therefore, the 2005 Plan is hereby amended to read in its entirety as follows:

1. Purpose and Nature of Plan  The purpose of this 2005 Executive Incentive Compensation Plan of Federal Signal Corporation, as amended and restated (the “2010 Plan”) is to promote the interests of Federal Signal Corporation (the “Company”) and its stockholders by providing incentive compensation opportunities to assist in (i) attracting, motivating and retaining employees of the Company and such subsidiaries of the Company as the Administrator may designate and non-employee directors of the Company (i.e., a member of the Board of Directors of the Company who is not an employee of the Company or any subsidiary of the Company) and (ii) aligning the interests of such employees and such non-employee directors participating in this 2010 Plan with the interests of the Company’s stockholders.

2. Administration  This 2010 Plan shall be administered by the Board of Directors of the Company or the Compensation and Benefits Committee of the Board of Directors (the “Administrator”).

The authority to select persons eligible to participate in this 2010 Plan, to grant benefits in accordance with this 2010 Plan, and to establish the timing, pricing, amount and other terms and conditions of such grants (which need not be uniform with respect to the various participants or with respect to different grants to the same participant), may be exercised by the Administrator in its sole discretion.

Subject to the provisions of this 2010 Plan, the Administrator shall have exclusive authority to interpret and administer this 2010 Plan, to establish appropriate rules relating to this 2010 Plan, to delegate some or all of its authority under this 2010 Plan and to take all such steps and make all such determinations in connection with this 2010 Plan and the benefits granted pursuant to this 2010 Plan as it may deem necessary or advisable. The validity, construction, and effect of this 2010 Plan shall be determined in accordance with the laws of the State of Delaware.

The Board of Directors in its discretion may delegate and assign specified duties and authority of the Administrator to any other committee and retain the other duties and authority of the Administrator to itself. Also, the Board of Directors in its discretion may appoint a separate committee of outside directors to make awards that satisfy the requirements of Section 162(m) of the Internal Revenue Code.

3. Shares Reserved Under the 2010 Plan  Subject to the provisions of Section 12 (relating to adjustment for changes in capital stock) an aggregate of seven million eight hundred thousand shares (7,800,000) shares of Common Stock of the Company shall be available for issuance under this 2010 Plan, including the 4,000,000 shares of Common Stock previously authorized in 2005 (the “Plan Maximum”). The shares of Common Stock issued under this 2010 Plan may be made available from authorized but unissued shares or shares re-acquired by the Company, including shares purchased in the open market or in private transactions.

Stock underlying outstanding options, stock appreciation rights, stock units or performance awards will reduce the Plan Maximum while such options, stock appreciation rights, stock units or performance awards are outstanding. Shares underlying expired, canceled or forfeited options, stock appreciation rights, stock units or performance awards shall be added back to the Plan Maximum. Shares underlying options, stock appreciation rights, restricted stock, stock units or performance awards that are settled in cash shall be added back to the Plan Maximum. If the exercise price of stock options is paid by delivery of shares of Common Stock of the Company, or if shares of Common Stock of the Company are withheld from a distribution in payment of the exercise price, the Plan Maximum shall be reduced by the gross number of shares subject to the exercised stock option, rather than the net number of shares issued pursuant to such exercise. Restricted stock issued pursuant to this 2010 Plan will reduce the Plan Maximum while outstanding even while subject to restrictions. Shares of restricted stock shall be added back to the Plan Maximum if such restricted stock is forfeited or is returned to the Company as part of a restructuring of benefits granted pursuant to this 2010 Plan. Shares of Common Stock reserved for issuance upon grants of stock appreciation rights (to the extent the number of reserved shares exceeds the number of shares actually issued upon exercise of the stock appreciation rights), and shares of Common Stock withheld by, or otherwise remitted to, the Company to satisfy an participant’s tax withholding obligations with respect to awards under this 2010 Plan shall not be added back to the Plan Maximum.

Awards other than options, stock appreciation rights and any other award where the benefit is not limited to the increase in value of the shares of Common Stock subject to the award over fair market value of such shares at the time of the award shall be counted against the Plan Maximum in a 1.51 to 1 ratio.

Notwithstanding the above, the maximum number of shares subject to stock options or to SARs that may be awarded in any calendar year to any individual shall not exceed 500,000 shares (as adjusted in accordance with Section 12).

4. Participants  The Administrator may, in its sole discretion, grant awards under this 2010 Plan to (i) employees of the Company or any designated subsidiary or (ii) non-employee directors of the Company. Designation of a participant in any year shall not require the Administrator to designate such person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the participant in any other year or as granted to any other participant in any year. The Administrator shall consider such factors as it deems pertinent in selecting participants and in determining the type and amount of their respective benefits.

5. Types of Benefits  The following benefits may be granted under this 2010 Plan: (a) stock appreciation rights (“SARs”); (b) restricted stock (“Restricted Stock”); (c) performance awards (“Performance Awards”); (d) incentive stock options (“ISOs”); (e) nonqualified stock options (“NQSOs”); and (f) Stock Units, all as described below.

6. Stock Appreciation Rights  A SAR is the right to receive all or a portion of the difference between the fair market value of a share of Common Stock at the time of exercise of the SAR and the exercise price of the SAR established by the Administrator, subject to such terms and conditions set forth in a SAR agreement as may be established by the Administrator in its sole discretion. The exercise price of a SAR may not be less than the fair market value of a share of Common Stock at the time of the award. At the sole discretion of the Administrator, SARs may be exercised (a) in lieu of exercise of an option; (b) in conjunction with the exercise of an option; (c) upon lapse of an option; (d) independent of an option; or (e) each of the above in connection with a previously awarded option under this 2010 Plan. If the option referred to in (a), (b) or (c) above qualified as an ISO pursuant to Section 422 of the Internal Revenue Code of 1986 (“Code”), the related SAR shall comply with the applicable provisions of the Code and the regulations issued thereunder. At the time of grant, the Administrator may establish, in its sole discretion, a maximum amount per share which will be payable upon exercise of a SAR, and may impose conditions on exercise of a SAR. At the discretion of the Administrator, payment for SARs may be made in cash or shares of Common Stock of the Company, or in a combination thereof. SARs will be exercisable not later than ten years after the date they are granted and will expire in accordance with the terms established by the Administrator. Dividend equivalents shall not be awarded in conjunction with a SAR.

7. Restricted Stock  Restricted Stock is Common Stock of the Company issued or transferred under this 2010 Plan (other than upon exercise of stock options or as Performance Awards) at any purchase price less than the fair market value thereof on the date of issuance or transfer, or as a bonus, subject to such terms and conditions set forth in a Restricted Stock agreement as may be established by the Administrator in its sole discretion. In the case of any Restricted Stock:

(a) The purchase price, if any, will be determined by the Administrator;

(b) The period of restriction shall be established by the Administrator for any grants of Restricted Stock;

(c) Restricted Stock may be subject to (i) restrictions on the sale or other disposition thereof; (ii) rights of the Company to reacquire such Restricted Stock at the purchase price, if any, originally paid therefor upon termination of the participant’s employment or service within specified periods; (iii) representation by the participant that he or she intends to acquire Restricted Stock for investment and not for resale; and (iv) such other restrictions, conditions and terms as the Administrator deems appropriate;

(d) The participant shall be entitled to all dividends paid with respect to Restricted Stock during the period of restriction and shall not be required to return any such dividends to the Company in the event of the forfeiture of the Restricted Stock;

(e) The participant shall be entitled to vote the Restricted Stock during the period of restriction;

(f) The Administrator shall determine whether Restricted Stock is to be delivered to the participant with an appropriate legend imprinted on the certificate or if the shares are to be issued in the name of a nominee or deposited in escrow pending removal of the restrictions.

8. Performance Awards  Performance Awards are Common Stock of the Company, monetary units or some combination thereof, to be issued without any payment therefore, in the event that certain performance goals established by the Administrator are achieved over a period of time designated by the Administrator. The goals established by the Administrator may include return on average total capital employed, earnings per share, increases in share price or such other goals as may be established by the Administrator. In the event the minimum corporate goal is not achieved at the conclusion of the period, no payment shall be made to the participant. Actual payment of the award earned shall be in cash or in Common Stock of the Company or in a combination of both, as the Administrator in its sole discretion determines. If Common Stock of the Company is used, the participant shall not have the right to vote and receive dividends until the goals are achieved and the actual shares are issued.

9. Incentive Stock Options  ISOs are stock options to purchase shares of Common Stock at not less than 100% of the fair market value of the shares on the date the option is granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion that conform to the requirements of Section 422 of the Code. Such purchase price may be paid (a) by check; or (b) in the sole discretion of the Administrator, by the delivery of shares of Common Stock owned by the participant for at least six months; or (c) in the sole discretion of the Administrator, by a combination of any of the foregoing, in the manner provided in the option agreement. The aggregate fair market value (determined as of the time an option is granted) of the stock with respect to which ISOs are exercisable for the first time by an optionee during any calendar year (under all option plans of the Company and its subsidiaries) shall not exceed $100,000. Dividend equivalents shall not be awarded in conjunction with an ISO. The term of an ISO shall not exceed ten years.

10. Nonqualified Stock Options  NQSOs are nonqualified stock options to purchase shares of Common Stock at purchase prices established by the Administrator on the date the options are granted, subject to such terms and conditions set forth in an option agreement as may be established by the Administrator in its sole discretion. The exercise price of a NQSO may not be less than the fair market value of a share of Common Stock at the time of the award. The term of a NQSO shall not exceed ten years. Subject to the option agreement, the purchase price may be paid by check or shares of Common Stock. Alternatively, in the sole discretion of the Administrator, the option exercise may be settled by transferring the net number of shares with a value equal to the excess of the fair market value at the time of the exercise of the shares of Common Stock subject to the exercise over the exercise price of such shares. Subject to the option agreement, shares of Common Stock also may be withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations with respect to exercise of a stock option. Dividend equivalents shall not be awarded in conjunction with a stock option.

11. Stock Units  A Stock Unit represents the right to receive a share of Common Stock from the Company at a designated time in the future, subject to such terms and conditions set forth in a stock unit agreement as may be established by the Administrator in its sole discretion. The participant does not have the rights of a stockholder until receipt of the Common Stock.

12. Adjustment Provisions

(a) If the Company shall at any time change the number of issued shares of Common Stock without new consideration to the Company (such as by stock dividends or stock splits), the total number of shares reserved for issuance under this 2010 Plan and the number of shares covered by each outstanding benefit shall be adjusted so that the aggregate consideration payable to the Company, if any, and the value of each such benefit shall not be changed. Benefits may also contain provisions for their continuation or for other equitable adjustments after changes in the Common Stock resulting from reorganization, sale, merger, consolidation, issuance of stock rights or warrants, or similar occurrence.

(b) Notwithstanding any other provision of this 2010 Plan, and without affecting the number of shares reserved or available hereunder, the Board of Directors may authorize the issuance or assumption of benefits in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

13. Nontransferability  Each benefit granted under this 2010 Plan to a participant shall not be transferable otherwise than by will or the laws of descent and distribution; provided, however, NQSOs granted under this 2010 Plan may be transferred, without consideration, to a Permitted Transferee (as defined below). Benefits granted under this 2010 Plan shall be exercisable, during the participant’s lifetime, only by the participant or a Permitted

Transferee. Benefits granted under this 2010 Plan may not be transferred to a third party for value, without stockholder approval. In the event of the death of a participant, exercise or payment shall be made only:

(a) By or to the Permitted Transferee, executor or administrator of the estate of the deceased participant or the person or persons to whom the deceased participant’s rights under the benefit shall pass by will or the laws of descent and distribution; and

(b) To the extent that the deceased participant or the Permitted Transferee, as the case may be, was entitled thereto at the date of his death.

For purposes of this Section, “Permitted Transferee” shall include (i) one or more members of the participant’s family, (ii) one or more trusts for the benefit of the participant and/or one or more members of the participant’s family, or (iii) one or more partnerships (general or limited), corporations, limited liability companies or other entities in which the aggregate interests of the participant and members of the participant’s family exceed 80% of all interests. For this purpose, the participant’s family shall include only the participant’s spouse, children and grandchildren.

14. Taxes  The Company shall be entitled to withhold the amount of any tax attributable to any amounts payable or shares deliverable under this 2010 Plan after giving the person entitled to receive such payment or delivery notice as far in advance as practicable, and the Company may defer making payment or delivery as to any benefit if any such tax is payable until indemnified to its satisfaction. In the sole discretion of the Administrator, the person entitled to any such delivery may, by notice to the Company at the time the requirement for such delivery is first established, elect to have such withholding satisfied by a reduction of the number of shares otherwise so deliverable, such reduction to be calculated based on a closing market price on the date of such notice.

15. Tenure  A participant’s right, if any, to continue to serve the Company and/or its subsidiaries as a director, officer, employee, or otherwise, shall not be enlarged or otherwise affected by his or her designation as a participant under this 2010 Plan.

16. Duration, Interpretation, Amendment and Termination  No benefit shall be granted more than ten years after the Effective Date; provided, however, that the terms and conditions applicable to any benefit granted within such period may thereafter be amended or modified by mutual agreement between the Company and the participant or such other person as may then have an interest therein. Without the prior approval of the Company’s stockholders, the Company will not effect a “repricing” (as defined below) of any stock options or other benefits granted under the terms of this 2010 Plan. For purposes of the immediately preceding sentence, a “repricing” shall be deemed to mean any of the following actions or any other action having the same effect: (a) the lowering of the purchase price of an option or other benefit after it is granted; (b) the canceling of an option or other benefit in exchange for another option or benefit at a time when the purchase price of the cancelled option or benefit exceeds the fair market value of the underlying stock (unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction); (c) the purchase of an option or other benefit for cash or other consideration at a time when the purchase price of the purchased option or benefit exceeds the fair market value of the underlying stock (unless the purchase occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction) or (d) an action that is treated as a repricing under generally accepted accounting principles. To the extent that any stock options or other benefits which may be granted within the terms of this 2010 Plan would qualify under present or future laws for tax treatment that is beneficial to a recipient, then any such beneficial treatment shall be considered within the intent, purpose and operational purview of this 2010 Plan and the sole discretion of the Administrator, and to the extent that any such stock options or other benefits would so qualify within the terms of this 2010 Plan, the Administrator shall have full and complete authority to grant stock options or other benefits that so qualify (including the authority to grant, simultaneously or otherwise, stock options or other benefits which do not so qualify) and to prescribe the terms and conditions (which need not be identical as among recipients) in respect to the grant or exercise of any such stock option or other benefits under this 2010 Plan.

The Board of Directors may amend this 2010 Plan from time to time or terminate this 2010 Plan at any time. However, no action authorized by this paragraph shall reduce the amount of any existing benefit or change the terms and conditions thereof without the participant’s consent. No amendment of this 2010 Plan shall, without approval of the stockholders of the Company, (a) increase the total number of shares which may be issued under this 2010 Plan or increase the amount or type of benefits that may be granted under this 2010 Plan; or (b) modify the requirements as to eligibility for benefits under this 2010 Plan.

17. Rules of Construction; Compliance with 409A  The terms of this 2010 Plan, and any agreement containing the terms and conditions of an award made pursuant to this 2010 Plan, shall be interpreted: first, in a manner that causes the award to comply with Section 409A of the Internal Revenue Code of 1986, as amended; and secondly, in accordance with the laws of the State of Delaware.

18. Change in Control  The Committee shall determine the extent to which a benefit granted hereunder shall be affected by a change in control of the Company. Such provisions may be included in the award agreement entered into with each participant, but need not be uniform among benefits issued pursuant to this 2010 Plan. Beginning on the Effective Date, a “Change in Control” shall mean the occurrence of any one or more of the following events:

(a) Any Person (other than the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

(b) During any period of not more than twenty-four (24) consecutive months, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) The consummation of a merger or consolidation of the Company with any other corporation, other than: (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than forty percent (40%) of the combined voting power of the Company’s then outstanding securities; or

(d) The Company’s stockholders approve a plan or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction or series of transactions having a similar effect).

“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and used in Sections 13(d) and (14(d) thereof, including a “group” as defined in Section 13(d).

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act .

19. Effective Date  This Federal Signal Corporation 2005 Executive Incentive Compensation Plan (2010 Restatement) shall become effective as of the date this 2010 Plan is adopted by the Board of Directors of the Company (the “Effective Date”), subject only to approval by the holders of a majority of the outstanding voting stock of the Company within twelve months before or after the adoption of this 2010 Plan by the Board of Directors.

APPENDIX C

EXECUTIVE INCENTIVE PERFORMANCE PLAN,
AS AMENDED AND RESTATED

ARTICLE I. ESTABLISHMENT AND PURPOSE

1.1 Establishment of the Plan.  Federal Signal Corporation (the “Company”) hereby establishes the Federal Signal Corporation Executive Incentive Performance Plan, as amended and restated (the “Plan”).

1.2 Purpose.  Section 162(m) of the Code limits to $1,000,000 the amount of an employer’s deduction for a fiscal year relating to compensation for certain executive officers, with exceptions for specific types of compensation such as performance-based compensation. This Plan is intended to provide for the grant of qualified performance-based compensation in the form of awards that is not subject to the Section 162(m) deduction limitation.

1.3 Effective Date.  The effective date of the Plan is the date it is adopted by the Board, subject only to approval of the material terms of the Plan by the Company’s stockholders.

ARTICLE II. DEFINITIONS

2.1 Definitions.  Whenever used herein, the following terms will have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended.

(c) “Committee” means the Compensation Committee of the Board, or another committee appointed by the Board to serve as the administrator for the Plan, which committee at all times shall consist of persons who are “outside directors” as that term is defined in the regulations promulgated under Section 162(m) of the Code.

(d) “Company” means Federal Signal Corporation.

(e) “Employer” means the Company and any entity that is a subsidiary or affiliate of the Company.

(f) “Participant” for a Performance Period means an officer or other key employee who is designated by the Committee as a participant in the Plan for that Performance Period in accordance with Article III.

(g) “Target Award” shall mean the amount to be paid to a Participant as incentive compensation for a Performance Period if the Performance Target is attained in the Performance Period, calculated as provided in Article IV.

(h) “Performance Period” shall mean the fiscal year of the Company; or any other period designated as a Performance Period by the Committee. (i) “Performance Target” shall mean the specific target established by the Committee in accordance with Article IV.

2.2 Severability.  In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE III. ELIGIBILITY AND PARTICIPATION

3.1 Eligibility.  The Participants in this Plan for any Performance Period shall be comprised of each employee of the Company who is a “covered employee” for purposes of Section 162(m) of the Code, or who may be such a covered employee as of the end of a tax year for which the Company would claim a tax deduction in connection with the payment of compensation to such employee, during such Performance Period and who is designated individually or by class to be a Participant for such Performance Period by the Committee at the time a Target Award is established for such employee.

3.2 Participation.  Participation in the Plan will be determined annually by the Committee. Employees approved for participation will be notified of their selection as soon after approval as practicable.

3.3 Termination of Approval.  The Committee may withdraw approval of a Participant’s participation at any time. In the event of such withdrawal, the Employee concerned will cease to be a Participant as of the date of such withdrawal. The Employee will be notified of such withdrawal as soon as practicable following the Committee’s action. A Participant who is withdrawn from participation under this Section will not receive any award for the Performance Period under this Plan.

ARTICLE IV. PERFORMANCE CRITERIA

4.1 Target Awards.  The Committee shall establish objective performance criteria for the Target Award of each Participant for each Performance Period in writing. Such formula shall be based upon one or more of the following criteria, individually or in combination, as the Compensation Committee in its discretion shall determine: (a) net earnings or net income (before or after taxes); (b) earnings per share; (c) net sales or revenue growth; (d) net operating profit; (e) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales, or revenue); (f) cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment); (g) earnings before or after taxes, interest, depreciation, and/or amortization; (h) gross or operating margins; (i) productivity ratios; (j) share price (including, but not limited to, growth measures and total shareholder return); (k) expense targets; (l) margins; (m) operating efficiency; (n) market share; (o) customer satisfaction; (p) working capital targets; and (q) economic value added or EVA(net operating profit after tax minus the sum of capital multiplied by the cost of capital).

Such formula shall be sufficiently detailed and objective so that a third party having knowledge of the relevant performance results could calculate the award amount to be granted to the Participant pursuant to such Target Award formula.

Such Target Award shall be established in writing by the Committee no later than 90 days after the beginning of such Performance Period (but no later than the time prescribed by Section 162(m) of the Code or the regulations thereunder in order for the level to be considered pre-established).

4.2 Grant of Award.  As a condition to the right of a Participant to receive any award under this Plan, the Committee shall first be required to certify in writing, by resolution of the Committee or other appropriate action, that the performance criteria of the Target Award have been achieved and that the award amount of such Target Award has been accurately determined in accordance with the provisions of this Plan. For this purpose, approved minutes of a meeting of the Committee in which the certification is made shall be treated as written certification.

The Committee shall have the right to reduce the amount granted pursuant to a Target Award of a Participant in its sole discretion at any time and for any reason before the Target Award is granted to the Participant, based on such criteria as it shall determine. Notwithstanding any contrary provision of this Plan, the Committee may not adjust upwards the amount granted pursuant to a Target Award subject to this Plan, nor may it waive the achievement of the performance criteria established pursuant to this Plan for the applicable Performance Period.

The award amount so determined by the Committee shall be granted to the Participant as soon as administratively practical after the amount of the award has been determined and documented as provided above. The amount of the award granted under this Plan shall be the sole award granted to each Participant with respect to a Performance Period.

The amount granted pursuant to a Target Award may be paid in the form of cash, an award under any benefit plan of the Company or any other form of payment approved by the Committee; provided that the value of such payments at the time the payment, credit or award is made, does not exceed the dollar amount of the Target Award.

4.3 Maximum Award.  The maximum award amount payable to each Participant for the 2010 year Performance Period shall be $2,500,000. Thereafter, the maximum award amount for each subsequent Performance Period shall be increased by 4% over the maximum award amount for the immediately preceding Performance Period.

The Committee shall have the power to impose such other restrictions on Target Awards and awards subject to this Plan as it may deem necessary or appropriate to ensure that such awards satisfy all requirements for “performance-based compensation” within the meaning of Section 162(m) of the Code, the regulations promulgated thereunder, and any successors thereto.

ARTICLE V. RIGHTS OF PARTICIPATION

5.1.  Employment.  Nothing in this Plan will interfere with or limit in any way the right of the Employer to terminate a Participant’s employment at any time, nor confer upon any Participant any right to continue in the employ of an Employer.

5.2 Nontransferability.  No right or interest of any Participant in this Plan will be assignable or transferable or subject to any lien or encumbrance, whether directly or indirectly, by operation of law or otherwise, including without limitation execution, levy, garnishment, attachment, pledge, and bankruptcy.

5.3 No Funding.  Nothing contained in this Plan and no action taken hereunder will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant or beneficiary or any other person. Amounts awarded under this Plan at any time and from time to time will be paid from the general funds of the Company. To the extent that any person acquires a right to receive payments hereunder, such right shall be that of an unsecured general creditor of the Company.

5.4 No Rights Prior to Award Approval.  No Participant will have any right to the grant or payment of an award pursuant to this Plan unless and until it has been determined and approved under Section 4.2.

ARTICLE VI. ADMINISTRATION

6.1 Administration.  This Plan will be administered by the Committee according to any rules that it may establish from time to time that are not inconsistent with the provisions of the Plan.

6.2 Expenses of the Plan.  The expenses of administering the Plan will be borne by the Company.

ARTICLE VII. REQUIREMENTS OF LAW

7.1 Governing Law.  The Plan will be construed in accordance with and governed by the laws of the State of Illinois.

7.2 Withholding Taxes.  The Company has the right to deduct from all payments or awards under this Plan any Federal, State, or local taxes required by law to be withheld with respect to such payments.

ARTICLE VIII. AMENDMENT AND TERMINATION

8.1 Amendment and Termination.  The Committee, in its sole and absolute discretion may modify or amend any or all of the provisions of this Plan at any time and from time to time, without notice, and may suspend or terminate it entirely.

ARTICLE IX. STOCKHOLDER APPROVAL

9.1 Stockholder Approval.  This Plan shall be subject to approval by the affirmative vote of a majority of the shares cast in a separate vote of the stockholders of the Company at an Annual Meeting or Special Meeting of Stockholders, and such stockholder approval shall be a condition to the right of a Participant to receive any award hereunder.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report on Form 10-K, Proxy Statement is/are available at www.proxyvote.com .PRELIMINARY COPY FEDERAL SIGNAL CORPORATIONTHIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORSYOUR VOTE IS VERY IMPORTANT — PLEASE VOTE TODAY.The undersigned having received the notice of the 2010 Annual Meeting of Stockholders of Federal Signal Corporation (the “Company”) and the proxy statement, appoints Jennifer L. Sherman and Lana J. Noel, and each of them acting individually, as the undersigned’s proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote and act with respect to all of the shares of the Company’s Common Stock standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act, at the Annual Meeting and at any adjournment(s) or postponement(s) thereof, and the undersigned directs that this proxy be voted as specified on the reverse side.This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made for a proposal, the proxy will be voted: (a) “FOR” all of the Company’s director nominees in Proposal 1 and (b) “FOR” Proposals 2, 3, 4 and 5, as applicable. The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock.This proxy also covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the Federal Signal 401(k) Retirement Plan 091973 (the Plan). If you hold shares in the Plan, this proxy, when properly executed, will be voted as directed. If voting instructions are not received by the tabulator by 11:59 PM on April 22, 2010, you will be treated as directing the Plan’s Trustee to vote your shares held in the Plan in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote.R2.09.05.010 Address change/comments:_2 0000050535(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)(Continued and to be signed on reverse side)

FEDERAL SIGNAL
*Advancing security and well-being.*

FEDERAL SIGNAL CORPORATION
ATTN: Jennifer L. Sherman
1415W.22ND STREET, STE. 1100
OAK BROOK, IL 60523-2004

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

PAGE 1 OF 2

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

| | For All | Withhold All | For All Except |
|---|---|---|---|
| 1. Election of Directors Nominees | ☐ | ☐ | ☐ |

01 Richard R. Mudge 02 Dominic A. Romeo

For address change/comments, mark here. ☐
(see reverse for instructions)

| | Yes | No |
|---|---|---|
| Please indicate if you plan to attend this meeting | ☐ | ☐ |

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000050535_1 R2.09.05.010

VOTE BY INTERNET — www.proxyvote.comUse the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.FEDERAL SIGNAL CORPORATIONATTN: Jennifer L. Sherman VOTE BY PHONE — 1-800-690-69031415W.22ND STREET, STE. 1100 Use any touch-tone telephone to transmit your voting instructions up until 11:59OAK BROOK, IL 60523-2004P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.1Investor Address Line 1 VOTE BY MAILInvestor Address Line 2 Mark, sign and date your proxy card and return it in the postage-paid envelope we Investor Address Line 3 1 1 OF have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way,Investor Address Line 4 Edgewood, NY 11717. Investor Address Line 5 John Sample 1234 ANYWHERE STREET 2 ANY CITY, ON A1A 1A1CONTROL # 000000000000NAMETHE COMPANY NAME INC. — COMMON SHARES 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS A 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS B 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS C 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS D 123,456,789,012.12345 THE COMPANY NAME INC. - CLASS E 123,456,789,012.12345 THE COMPANY NAME INC. — CLASS F 123,456,789,012.12345 THE COMPANY NAME INC. — 401 K 123,456,789,012.12345PAGE 1 OF 2xTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of theThe Board of Directors recommends that you nominee(s) on the line below. 02 vote FOR the following: 0 0 0 1. Election of Directors 0000000000Nominees01 Richard R. Mudge 02 Dominic A. RomeoThe Board of Directors recommends you vote FOR the following proposal(s): For Against Abstain2. Proposal to amend our Restated Certificate of Incorporation to (i) declassify our Board of Directors and (ii) fix the number 0 0 0 of directors at no less than six nor more than twelve, as determined soley by the Board of Directors from time to time.3 Approve the 2005 Executive Incentive Compensation Plan (2010 Restatement). 0 0 04 Re-approve performance goals under the Executive Incentive Performance Plan, as amended and restated. 0 0 05 Ratify Ernst & Young LLP’s appointment as our independent registered public accounting firm for 2010. 0 0 0 NOTE: This proxy also may be voted, in the discretion of the proxies, on any matter that may properly come before the meeting or any adjournment(s)or postponement(s)thereof. Should a nominee be unable to serve, this proxy may be voted for a substitute selected by the Board of Directors.For address change/comments, mark here. 0 (see reverse for instructions) Yes No R2.09.05.010 Please indicate if you plan to attend this meeting 0 0_1 0000050535Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.SHARES CUSIP # JOB # SEQUENCE #Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date